UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

PETMED EXPRESS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PETMED EXPRESS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2022

TO THE OWNERS OF COMMON STOCK OF PETMED EXPRESS, INC.

The 2022 Annual Meeting of Stockholders (“Annual Meeting”) of PetMed Express, Inc., a Florida corporation (the “Company”) will be held on Thursday, July 28, 2022 at 1:00 p.m., Eastern Time, at the Company’s headquarters, 420 South Congress Avenue, Delray Beach, FL 33445. We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to COVID-19. If you are planning to attend this year’s Annual Meeting, masks may be required. As always, we encourage you to vote your shares prior to the Annual Meeting.

The purposes of the meeting are:

1.	To elect six directors to our Board of Directors;

2.	To conduct an advisory vote to approve named executive officer compensation;

3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm for the Company to serve for the 2023 fiscal year;

4.	To approve the PetMed Express, Inc. 2022 Employee Equity Compensation Restricted Stock Plan; and

5.	To transact any other business as may properly come before the meeting.

These items are described in the attached Proxy Statement.

Only shareholders of record at the close of business on Wednesday, June 1, 2022, the record date, are entitled to notice of and to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. On June 1, 2022, there were 20,988,737 shares of common stock issued and outstanding.

We would like to extend a personal invitation for you to join us at our Annual Meeting. Your vote is important to us and to our business. We ask that you please cast your vote, as soon as possible. We encourage you to sign and return your proxy card or voting instructions via the Internet or mail prior to the meeting, so that your shares will be represented and voted at the meeting even if you attend the Annual Meeting. If you attend the Annual Meeting, you may withdraw your proxy and vote in person. An admission card, brokerage statement, or proof of ownership of the Company’s common stock, as well as a form of personal photo identification, must be presented in order to be admitted to the Annual Meeting.

This Notice of Annual Meeting, and the accompanying Proxy Statement, form of proxy card and our Annual Report on Form 10-K for the year ended March 31, 2022 are first being distributed to shareholders on or about June 17, 2022.

By Order of the Board of Directors, /S/ MATHEW N. HULETT MATHEW N. HULETT Chief Executive Officer, President, Director

Delray Beach, Florida

June 17, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on July 28, 2022: The Proxy Statement, along with our Annual Report on Form 10-K for the year ended March 31, 2022, is available at: http://viewproxy.com/petmeds/2022.

PETMED EXPRESS, INC.

420 South Congress Avenue

Delray Beach, FL 33445

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (“Board of Directors” or “Board”) of PetMed Express, Inc. (the “Company,” “PetMed Express, Inc.,” “we,” “us,” “our”) for use at our 2022 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held on Thursday, July 28, 2022, at 1:00 p.m., Eastern Time, at the Company’s headquarters, 420 South Congress Avenue, Delray Beach, FL 33445. If you require directions to the Annual Meeting please call (561) 526-4444, extension 8195.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING, AND VOTING

What am I voting on?

1.	The election of six directors to our Board of Directors (Leslie C.G. Campbell, Peter S. Cobb, Gian M. Fulgoni, Mathew N. Hulett, Diana Garvis Purcel, and Jodi Watson).
2.	The approval of named executive officer compensation (an advisory non-binding vote).
3.	The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the 2023 fiscal year.
4.	The approval of the PetMed Express, Inc. 2022 Employee Equity Compensation Restricted Stock Plan.

All director nominees are current Board members who were elected by shareholders at the 2021 Annual Meeting, except for Ms. Purcel who was appointed by the Board of Directors as a director on April 4, 2022. Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, the Company does not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matter in their discretion.

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Bruce S. Rosenbloom, our Chief Financial Officer, and Wendy Zalai, our Corporate Secretary and Controller, as proxies for the Annual Meeting.

Why did I receive this Proxy Statement?

Our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting because you were a shareholder of record at the close of business on June 1, 2022, the record date, and are entitled to vote at the Annual Meeting. The Company has made this Proxy Statement and the Annual Report on Form 10-K for the year ended March 31, 2022 (“2022 Annual Report on Form 10-K”), along with either a proxy card or a voting instruction card, available to you on the Internet or, upon request, has delivered printed versions to you by mail beginning on, or about, June 17, 2022. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by the rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about June 17, 2022, the Company will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders of record and beneficial owners containing instructions on how to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the negative environmental impact of the Annual Meeting.

How will my proxy vote my shares?

Your proxy will vote according to your instructions. If you complete your proxy instructions but do not indicate your vote on one or all of the business matters, your proxy will vote “FOR” each of the nominees in item 1, and “FOR” items 2, 3 and 4. Also, your proxy is authorized to vote on any other business that properly comes before the Annual Meeting in accordance with the recommendation of our Board of Directors.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	view the Company’s proxy materials for the Annual Meeting on the Internet; and
●	instruct the Company to send future proxy materials to you electronically by email.

The Company’s proxy materials are also available on the Company’s website at:

http://www.petmeds.com/annualreports.jsp. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will help reduce any negative impact of the Company’s annual meetings of shareholders on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it. If you did not receive an email, you can reach out to the following email address to make this change, addresschange@continentalstock.com.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “shareholder of record.” The Proxy Statement, 2022 Annual Report on Form 10-K, and proxy card have been sent directly to you by us. If your shares are held in a stock brokerage account by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The Proxy Statement and 2022 Annual Report on Form 10-K or a notice for electronic access of these materials have been forwarded to you by your broker, bank, or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

How do I vote?

If your shares are held in street name, through a broker, bank, or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Shareholders of record can vote as follows:

●	By Mail: If you requested printed copies of the proxy materials by mail, shareholders should sign, date, and return their proxy cards in the pre-addressed, postage-paid envelope that is provided.
●

By Telephone or Internet: Shareholders may vote by proxy over the telephone or Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Street name holders, however, may vote by telephone or Internet only if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

●

At the Meeting: If you are a shareholder on the record date and attend the Annual Meeting, you may vote in person, by ballot, even if you have previously returned a proxy card. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not obtain a valid proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you were the beneficial owner of the shares on June 1, 2022, the record date for voting.

Who is entitled to vote and how many votes do they have?

Holders of our common stock as of the close of business on June 1, 2022, the record date, are entitled to vote at the Annual Meeting. Each issued and outstanding share of our common stock is entitled to one vote. As of the record date, 20,988,737 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. However, if you have shares held through a brokerage firm, bank, or other custodian, you may revoke your instructions only by informing the custodian in accordance with any procedures it has established.

What is a quorum of shareholders?

A quorum is necessary to hold a valid meeting. Shares representing the majority of the total outstanding common stock of the Company entitled to vote at the Annual Meeting, present or represented by proxy, constitute a quorum for the conduct of business at the meeting. If you vote or return a proxy card, your shares will be considered part of the quorum.

What vote is required for approval of the proposals?

Assuming a quorum is established:

●

In an uncontested election, as is occurring this year, directors must be elected by the affirmative vote of a majority of the votes cast at the Annual Meeting. Only votes cast “FOR” or “AGAINST” will affect the outcome of this proposal. Failure to receive the affirmative vote of a majority of the votes cast will trigger certain post-election resignation procedures (described below on page 18). (In the case of any contested director election, directors are elected by a plurality of the votes cast.)

●

The advisory vote to approve named executive officer compensation requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. The vote is advisory and therefore not binding on our Board; however, the Board and the Compensation Committee of the Board will consider the result of the vote when making future decisions regarding our named executive officer compensation policies and practices.

●

The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter.

●

The approval of the PetMed Express, Inc. 2022 Employee Equity Compensation Restricted Stock Plan requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

●	FOR each of the nominees for director set forth on page 6;
●	FOR the approval of named executive officer compensation set forth on page 6;
●	FOR the ratification of the appointment of our independent registered public accounting firm set forth on page 7; and
●	FOR the approval of the PetMed Express, Inc. 2022 Employee Equity Compensation Restricted Stock Plan on page 7.

May I change or revoke my vote after I return my proxy card?

Yes, you may change your vote at any time before your shares are voted at the Annual Meeting by:

●	Notifying our Corporate Secretary, in writing at PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445 that you are revoking your proxy;
●	Executing and delivering a later dated proxy card; or
●	If you are a shareholder of record, or a beneficial owner with a proxy from the shareholder of record, voting in person at the Annual Meeting.

Who will count the votes and where can I find the voting results of the Annual Meeting?

A representative of Alliance Advisors LLC, a company contracted by us to assist the Company in the tabulation of proxies, and our Corporate Secretary, will tabulate the votes and act as inspector of election. The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and will be published in a Current Report on Form 8-K that will be filed with the SEC within 4 business days following the Annual Meeting.

How are abstentions and broker non-votes counted?

Abstentions are considered shares present at the Annual Meeting in person or by proxy and will be counted for purposes of determining whether a quorum is present. Broker non-votes refer to PetMed Express, Inc.’s shares held in street name by a brokerage firm or nominee organization (such as Cede & Co.) under circumstances where the beneficial owner has not instructed the broker or nominee as to how the shares should be voted. Broker non-votes are considered present by proxy for purposes of determining whether a quorum is present at the meeting.

If your shares are held in street name, the broker or nominee organization in whose name your shares are held is permitted to vote your shares on matters deemed “routine” at the Annual Meeting, even if you have not provided specific direction on how your shares should be voted. Under Florida law, abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the proposals at the Annual Meeting.

The only routine matter to be presented at the Annual Meeting is Item 3 (Ratification of the Appointment of Independent Registered Public Accounting Firm). If the broker firm or nominee organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

How do I get an admission card to attend the Annual Meeting?

If you are a shareholder of record, your admission card is attached to your proxy card. You will need to bring it with you to the Annual Meeting. If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting. If you do not receive the legal proxy in time or you want to attend the Annual Meeting but not vote in person, bring your most recent brokerage statement or proof of ownership with you to the Annual Meeting. We can use that to verify your ownership of common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person. You will also need to bring a photo ID to gain admission.

Where can I find a list of shareholders entitled to vote at the Annual Meeting?

A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting and for ten days prior to the Annual Meeting, during normal business hours, at the Company’s principal place of business at 420 South Congress Avenue, Delray Beach, FL 33445.

How may I communicate with the Company’s Board, a committee of the Board or the non-management directors on the Company’s Board?

You may contact any of our directors by writing to them c/o PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chair of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by the Company that is addressed to the independent members of the Board and request copies of any such correspondence.

When are shareholder proposals, including director nominations, due for the 2023 annual meeting of shareholders?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) shareholders may present proper proposals for inclusion in the Company’s 2023 proxy statement and for consideration at the 2023 annual meeting of shareholders by submitting their proposals to the Company, not less than 120 calendar days prior to the anniversary date of our Proxy Statement distributed to our shareholder in connection with our Annual Meeting. Therefore, proposals that shareholders wish to be included in next year’s proxy statement for the annual meeting of shareholders to be held in 2023 must be received at the Company’s principal place of business at 420 South Congress Avenue, Delray Beach, FL 33445, addressed to the Corporate Secretary’s attention, no later than the close of business on February 17, 2023. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Pursuant to our Second Amended and Restated Bylaws (“Bylaws”), a shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of the Company’s stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of 2 or 20% of the Company’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Company’s Bylaws. Notice of proxy access director nominees must be received not less than 120 days nor more than 150 days prior to the anniversary date of our Proxy Statement distributed to our shareholders in connection with our Annual Meeting. Therefore, notice of such nominees must be received at the Company’s principal place of business at 420 South Congress Avenue, Delray Beach, FL 33445, addressed to the Corporate Secretary’s attention, no earlier than the close of business on January 18, 2023 and no later than the close of business on February 17, 2023.

Pursuant to our Bylaws, the Company must receive advance notice of any shareholder proposal, including the nomination of any shareholder candidates for the Board, to be submitted at the 2023 annual meeting of shareholders that is not presented for inclusion in our proxy statement. We must receive such notice not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting. Therefore, notice of such proposals must be received at the Company’s principal place of business at 420 South Congress Avenue, Delray Beach, FL 33445, addressed to the Corporate Secretary’s attention, no earlier than the close of business on March 31, 2023 and no later than the close of business on April 30, 2023. Our Bylaws set forth the information that is required in a written notice of a shareholder proposal.

Who is soliciting my proxy and who pays the cost?

The Company and its Board of Directors are soliciting your proxy. Our directors, officers, and employees may solicit proxies by email, telephone, mail, and personal contact. They will not receive any additional compensation for these activities. The Company will also reimburse brokerage firms, banks, and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Alliance Advisors LLC is a company contracted by us to assist the Company in the tabulation of proxies and we may also use their proxy solicitation services, if needed.

Can different shareholders sharing the same address receive only one Annual Report on Form 10-K and Proxy Statement?

Yes. The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering only one annual report and proxy statement to that address. This process which is commonly referred to as “householding” can effectively reduce our printing and postage costs. Under householding, each shareholder would continue to receive a separate proxy card or voting instruction card. Certain of our shareholders whose shares are held in street name and who have consented to householding will receive only one set of our Annual Meeting materials per household this year. If your household received a single set of our Annual Meeting materials this year, you may request to receive additional copies of these materials by calling or writing your broker, bank, or other nominee. If you own your shares in street name, you can request householding by calling or writing your broker, bank, or other nominee.

ITEM 1 - ELECTION OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the election of the following nominees for director:

Leslie C.G. Campbell, Peter S. Cobb, Gian M. Fulgoni, Mathew N. Hulett, Diana Garvis Purcel, and Jodi Watson.

The Company’s Bylaws provide that the Board of Directors of the Company shall consist of not less than three or more than eleven individuals. On April 4, 2022, the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, increased the number of directors from six to seven in connection with the appointment by the Board of Directors on the same date of Diana Garvis Purcel as a director.

Our Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the six persons listed under “Nominees For Directors of Petmed Express, Inc.” for election as directors. Each of the nominees for director was elected by our shareholders at the annual meeting of shareholders in 2021 except for Ms. Purcel who was appointed as a director by the Board on April 4, 2022.

Each of the nominated directors has agreed to serve if elected. If elected the directors will serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. However, if for some reason one or more of them is unable to accept nomination, or election, the Board may decrease the size of the Board, leave a vacancy unfilled or may designate a substitute nominee(s), and the proxies will be voted for the election of any such substitute nominee(s) designated by our Board of Directors. Biographical information for each nominee for director is presented below under “Nominees for Directors of PetMed Express, Inc.”

The Board of Directors and the Corporate Governance and Nominating Committee believe that each of the director nominees possesses important experience and skills that provide the Board of Directors with an optimal balance of leadership, competencies, qualifications, and diversity in areas that are important to the Company, and that each of the director nominees has high ethical standards, acts with integrity and exercises careful, mature judgment. Each director nominee is committed to employing his and her skills and abilities to aid the long-term interests of our shareholders. In addition, our director nominees are knowledgeable and experienced in one or more business, governmental, or academic endeavors, which further qualifies them for service as members of the Board of Directors.

ITEM 2 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors unanimously recommends a vote “FOR” the approval of the named executive officer compensation described in this Proxy Statement.

In accordance with the requirements of Regulation 14A of the Exchange Act and the related rules of the SEC, we are asking our shareholders to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (a “say-on-pay”). This vote is advisory, which means that the vote on named executive officer compensation is not binding on the Company, the Company’s Board of Directors or the Compensation Committee of the Board of Directors. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At our 2021 annual meeting of shareholders, our named executive officer compensation program was approved, on an advisory basis, by more than 83% of the votes cast. Our Compensation Committee believes that this level of approval is indicative of our shareholders’ general support of our compensation philosophy and goals. We encourage shareholders to read the Compensation Discussion and Analysis, the Fiscal 2022 Summary Compensation Table and the other related tables and disclosure, beginning on page 28 of this Proxy Statement, which describe the details of our named executive officer compensation program and the decisions made by the Compensation Committee.

Accordingly, we ask the Company’s shareholders to vote on the following resolution at the Annual Meeting: “RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2022 Summary Compensation Table and the other related tables and disclosure.”

We currently conduct annual advisory votes on executive compensation and expect that the next say-on-pay vote will occur at our 2023 annual meeting of shareholders.

ITEM 3 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023.

The Audit Committee of our Board of Directors has approved and re-appointed RSM US LLP to audit our fiscal year 2023 consolidated financial statements. RSM US LLP (formerly Goldstein Golub Kessler LLP, McGladrey & Pullen, LLP, and McGladrey LLP) has served us in this capacity since March 2001. Representatives of the firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to questions.

ITEM 4 – APPROVAL OF THE PETMED EXPRESS, INC. 2022 EMPLOYEE EQUITY

COMPENSATION RESTRICTED STOCK PLAN

The Board of Directors unanimously recommends a vote “FOR” the approval of the PetMed Express, Inc. 2022 Employee Equity Compensation Restricted Stock Plan.

On May 20, 2022, the Board of Directors of the Company adopted the PetMed Express, Inc. 2022 Employee Equity Compensation Restricted Stock Plan (the “2022 Employee Plan”), subject to the approval of the Company’s shareholders. The 2022 Employee Plan will replace the Company’s 2016 Employee Equity Compensation Restricted Stock Plan (the “2016 Employee Plan”) which was approved by the Company’s shareholders on July 28, 2016 and is limited to the issuance of 1,000,000 shares. As of June 17, 2022, the 2016 Employee Plan had 98,642 shares remaining available for future issuance for awards. The Board believes that the proposed 2022 Employee Plan is necessary and desirable in order to ensure that adequate shares will be available for future grants to continue to provide incentives to existing and future officers and employees of the Company.

We believe that substantial equity participation by employees is important in creating an environment in which employees will be motivated to remain employed and be productive for long periods of time in helping us to achieve our goals. We further believe that the attraction, motivation and retention of highly qualified personnel is essential to our continued growth and success and that continued awards under the 2022 Plan are necessary for us to remain competitive in our compensation practices. In addition, we believe that the 2022 Plan is an effective way to ensure alignment of employees’ and shareholders’ interests and believe all such equity incentives are in the best interest of the shareholders.

The 2022 Employee Plan is substantially similar to the 2016 Employee Plan, except the 2022 Employee Plan will allow for awards to be made until July 28, 2032. The Company intends to use the 2022 Employee Plan in a manner consistent with its use of the 2016 Employee Plan in order to incentivize and retain its officers and employees. If the shareholders approve the 2022 Employee Plan, it will become effective on July 28, 2022. If shareholders do not approve the 2022 Employee Plan, then the Company will be limited to issue 98,642 shares of restricted stock to key employees after July 28, 2022.

The following is a summary of the material terms and provisions of the 2022 Employee Plan and the tax consequences to the Company and to those employees who receive awards of Restricted Stock (as defined herein) under the 2022 Employee Plan. This summary is qualified in its entirety by reference to the 2022 Employee Plan, a copy of which is attached to this Proxy Statement as Exhibit A. To the extent that there is a conflict between this summary and the 2022 Employee Plan, the terms of the 2022 Employee Plan will govern.

Description of the Restricted Stock Plan

Administration. The 2022 Employee Plan shall be administered by the Compensation Committee of the Board of Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). The Committee shall have the sole authority to (i) award shares under the 2022 Employee Plan; (ii) consistent with the 2022 Employee Plan, determine the provisions of the shares to be awarded, the restrictions and other terms and conditions applicable to each award of shares under the 2022 Employee Plan; (iii) interpret the 2022 Employee Plan, the instruments evidencing the restrictions imposed upon stock awarded under the 2022 Employee Plan and the shares awarded under the 2022 Employee Plan; (iv) adopt, amend and rescind rules and regulations for the administration of the 2022 Employee Plan; and (v) generally administer the 2022 Employee Plan and make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants.

Eligibility. All employees, including officers, of the Company who are, from time to time, responsible for the management, growth and protection of the business of the Company shall be eligible for awards of stock under the 2022 Employee Plan. No member of the Board of Directors of the Company shall be eligible to participate in the 2022 Employee Plan unless such director is also an employee of the Company. The employees who shall receive awards under the 2022 Employee Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be awarded to each such employee selected.

Awards. The shares that may be awarded under the 2022 Employee Plan (without payment by participants) (“Restricted Stock”) shall be the common stock, par value $.001 per share, of the Company (“Common Stock”), and shall be authorized, but un-issued, shares. The Company has reserved 1,000,000 shares of Common Stock for issuance upon awards to be made under the 2022 Employee Plan.

Written Agreements. The terms and conditions of each award, including those related to the Restriction Period (as defined below), will be set forth in a written agreement executed by the Company and employee.

Transfer Restrictions.   No share awarded under the 2022 Employee Plan shall be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period applicable thereto.

Restrictions and Restriction Period. In addition to such other terms, conditions and restrictions as may be imposed by the Committee and contained in the written instrument under which awards of Common Stock are made pursuant to the 2022 Employee Plan, (i) no Common Stock so awarded shall be restricted for a period (the "Restriction Period") of less than one year or more than ten years unless otherwise specified by the Committee; and (ii) except as provided in the 2022 Employee Plan, and described below under “Accelerated Vesting; Forfeiture”, the recipient of the award shall remain in the employ of the Company during the Restriction Period or otherwise forfeit all right, title and interest in and to the Restricted Stock subject to such restrictions.

Stock Certificates or book entries evidencing shares; Escrow. Certificates, or book entries evidencing shares, representing the Restricted Stock shall be registered in the name of the participant, such certificates or book entries evidencing shares of Restricted Stock pursuant to such awards, shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and the Company shall retain physical possession of certificates in escrow until all restrictions have been lifted or requirements met.

Accelerated Vesting; Forfeiture. Each outstanding award shall become immediately unrestricted upon the occurrence of a change in control of the Company, or upon the death or permanent disability of the employee. If the restrictions on the Restricted Stock are not satisfied as specified in the applicable award agreement, the shares of Restricted Stock will be canceled and forfeited by the employee. All shares of Restricted Stock that are canceled or forfeited will be available for future awards under the 2022 Employee Plan.

Voting and Dividend Rights. During the Restriction Period of any Restricted Stock award under the 2022 Employee Plan, a participant will have all of the rights of a shareholder of the Company with respect to the shares of Common Stock so awarded, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of the Company’s shareholders. As a condition to the grant of the award under the 2022 Employee Plan, dividends, if any, as may be declared on such shares of Common Stock shall be deposited into an escrow or similarly segregated account, and disbursement of such dividends to the participant will occur only upon the delivery of the shares of Common Stock to which such dividends relate, and in the event the shares of Common Stock to which such dividends relate are forfeited, the participant’s right to receive disbursement of such dividends will be forfeited and the amount of the dividends shall be returned to the Company.

Change in Control. Pursuant to the 2022 Employee Plan, unless an award agreement expressly provides otherwise, upon the effective date of a “change in control” of the Company, any restricted period imposed on an award would immediately terminate. For purposes of the 2022 Employee Plan, a “change in control” means the happening of any of the following events:

•	any individual, entity or group becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding common shares;
•

within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 7(f)(ii), and (B) was not designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 7(f)(iii); or;

•

the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another company or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such company or other entity immediately after such transaction is held in the aggregate by holders of the Company's common stock immediately before such transaction.

Amendment and Termination. The Board may amend the 2022 Employee Plan at any time and for any reason, provided that any such amendment will be subject to shareholder approval to the extent required by applicable laws, regulations or rules. The Committee shall not have the right to amend the 2022 Employee Plan to increase the maximum number of shares reserved for purposes of the 2022 Plan except as provided in paragraph 8(b) of the 2022 Employee Plan, extend the duration of the 2022 Employee Plan or materially increase the benefits accruing to participants under the 2022 Employee Plan. The Board may terminate the 2022 Employee Plan at any time and for any reason. Unless terminated earlier by the Board, the 2022 Employee Plan will terminate on July 28, 2032, subject to any extension that may be approved by the Board and the shareholders prior to or on such date. The termination or amendment of the 2022 Employee Plan may not adversely affect any award previously made under the 2016 Employee Plan.

Federal Income Tax Consequences

The following discussion of the federal tax consequences of the 2022 Employee Plan is based on the provisions of the Code currently in effect, current regulations, and administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and does not consider the potential impact of state or local tax laws. It is not intended to be a complete discussion of all of the United States income tax consequences of the 2022 Employee Plan or of all of the requirements that must be satisfied to qualify for the tax treatment described in this discussion. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the personal circumstances of individual holders of stock and the tax requirements applicable to residents of countries other than the United States.

With respect to an award, unless a participant makes an election under Section 83(b) of the Internal Revenue Code (an “83(b) election”), as described below, the participant will generally recognize ordinary compensation income in an amount equal to the fair market value of the shares subject to the grant of Restricted Stock at the time the Restricted Stock ceases to be subject to forfeiture. Dividends paid to a participant on the shares of Restricted Stock where no 83(b) election is made are treated as compensation income of the participant in the year received. The participant’s holding period for long-term capital gains purposes will not begin to run until the stock becomes unrestricted.

With respect to an award, a participant may make an 83(b) election only with the prior approval of the Board. If a participant makes an 83(b) election within the required period of thirty days after receipt of the Restricted Stock, the participant will be immediately taxed, as compensation income, on the fair market value of the Restricted Stock issued to such participant, valued on the date of grant. Any dividends received on stock subject to an 83(b) election will be treated as ordinary dividend income. Where an 83(b) election is made, a participant’s holding period for long-term capital gains purposes begins to run on receipt of the Restricted Stock. A forfeiture of Restricted Stock after an 83(b) election is made, even though the participant has included the stock as income, does not entitle the participant to a tax-deductible loss if no amount was paid for the Restricted Stock by the participant. Subject to the limitations on deductibility contained in Section 162(m) of the Code, the Company will receive a deduction for federal income tax purposes equal to the compensation income recognized by the participant receiving the Award.

DIRECTOR QUALIFICATIONS AND DIVERSITY

There are certain minimum qualifications for Board membership that director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its committees, and relevant experience. “Diversity of race, ethnicity, gender and age are important factors in evaluating candidates for Board membership” as set forth in the Corporate Governance and Nominating Committee Charter (“Charter”). The Charter further provides that a commitment to diversity is a consideration in the identification and nomination of director candidates, and that the initial list of candidates from which new director nominees are chosen by the Board will include, and any search firm that the Company engages in this regard will include, qualified candidates who reflect diverse backgrounds, including, but not limited to, diversity of race, ethnicity, national origin, gender and sexual orientation. The Corporate Governance and Nominating Committee and the full Board of Directors implement and assess the effectiveness of these guidelines and the commitment to diversity by referring to the Charter in the review and discussion of Board candidates when assessing the composition of the Board. On an annual basis, the Corporate Governance and Nominating Committee reviews its own performance, leads the Board in its annual review of the Board's performance, and reviews the Board structure to determine whether there is a need for an addition to the Board. Annually, and in fiscal 2022, the Corporate Governance and Nominating Committee reviewed the Company’s Board attributes matrix (“Board Matrix”), in order to identify the current Board’s attributes and determine additional desirable skills to consider adding to the Board. As part of its authority and responsibilities as specified in its Charter, the Corporate Governance and Nominating Committee seeks individuals qualified to become Board members for recommendation to the Board, including evaluating persons suggested by shareholders or others.

Criteria contemplated when considering the need for Board recruitment or refreshment includes, but is not limited to, the current composition of the Board, the range of talents, experiences, and skills that would best serve the Company’s strategy and complement those already represented on the Board, the balance of management and independent directors, the need for financial or other specialized expertise, and diversity. The assessment of candidates includes these criteria, along with a consideration of the nominee's judgment, experience, independence, possible conflicts of interest, understanding of the Company's or other related industries, a willingness and ability to devote adequate time to our Board’s duties, and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the current needs of the Board. The Corporate Governance and Nominating Committee then conduct appropriate inquiries into the backgrounds and qualifications of possible nominees in an effort to determine each proposed nominee's qualifications for service on the Board. With the foregoing director qualifications and commitment to diversity in mind, on April 4, 2022, the Board of Directors appointed Diana Garvis Purcel as a director.

Board Diversity Matrix (as of June 17, 2022)
Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Independent Directors	3	3
CEO, non-independent Director1		1
Part II: Demographic Background
White	3	4

The Company notes that, currently, 50% of the independent Directors on its Board of Directors are women. Upon Mr. Korn’s retirement from the board, and contingent upon the election of the current slate of director nominees, the board size will return to 6 directors, of which 60% of the independent directors will be women, and the full board will be at gender parity. The Company values ethnic and racial diversity, as well as gender diversity, on its Board of Directors. The Company's former CEO, President, and Director, Menderes Akdag, who had served as CEO and President for 20 years and on the Board for 19 years, and who is ethnic and racially diverse, retired and separated from the Company as of July 30, 2021.  Racial and ethnic diversity, along with other diverse characteristics, continue to be key criteria in considering future board candidates.

NOMINEES FOR DIRECTORS OF PETMED EXPRESS, INC.

On March 28, 2022, Ronald J. Korn notified the Board that he intends to retire as a director of the Company at the end of his current term and does not wish to seek reelection at the Annual Meeting. Accordingly, Mr. Korn, who has served as a member of our Board of Directors since November 2002, will not be nominated by the Board for election at the Annual Meeting, and Mr. Korn's term as a director will end when his current term expires at the Annual Meeting. In connection with Mr. Korn’s pending retirement from service on the Board, the Board voted to reduce the size of the Board by one director to six persons effective upon the close of the Annual Meeting.

The biographies of each of the director nominees, below, support the conclusion that these individuals are dedicated, ethical, highly regarded, and qualified to serve as directors of the Company. They collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business, and if elected, would constitute a balanced and multi-disciplinary Board composed of qualified individuals. The biographies each contain information regarding the person’s service as a director, business, educational, and other professional experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, during the last ten years or beyond if material, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company. The Company believes that the backgrounds and qualifications of the director nominees considered as a group should provide diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to fulfill its responsibilities.

LESLIE C.G. CAMPBELL, 63, Director, Chair of the Corporate Governance and Nominating Committee

Ms. Campbell has served as a member of our Board of Directors, and the Chair of the Corporate Governance and Nominating Committee, and a member of the Audit and Compensation committees since July 2018, and is considered to be an “audit committee financial expert” within the meaning of Item 407(d) (5) of Regulation S-K. Ms. Campbell is an experienced public board director and former international executive with multi-disciplinary expertise, a history of global leadership, and success in formulating strategies that optimize the performance of enterprises from start up to multi-billion dollar market caps.

A frequent and sought-after speaker and panelist on corporate governance matters, and an audit committee financial expert, Ms. Campbell was named to WomenInc. Magazine’s list of Most Influential Corporate Board Directors and is NACD Director Certified®. She is particularly recognized for strategic planning, for her international and technology experience, for demonstrating deep customer and product understanding, for her supply chain expertise, and for creating high performance, cross-cultural teams that deliver measurable results.

Since October 2021, Ms. Campbell has served as a member of the board of directors and chair of the compensation and human capital committee of Shapeways (NYSE:SHPW), since June 2021, Ms. Campbell has been a member of the board of directors and chair of the audit committee of LiveVox Holdings, Inc. (NASDAQ: LVOX) From May 2016 to May 2022, Ms. Campbell served as a member of the Board of Directors of Coupa Software, Inc. (NASDAQ: COUP) , where she was the Chair of the Nominating and Corporate Governance committee and served on the Audit committee. In 2017, Ms. Campbell joined the Growth Advisory Board of Diligent, the privately held creator of Diligent Boards, the widely used board portal. In 2019 she joined the advisory board of privately held Grapevine Solutions, a commercial relationship insights platform. From 2013 to 2019, she was a member of the Board of Directors of Bideawee, Inc., one of America’s first no-kill animal rescues, and served there as Vice Chairman and a member of the Executive Committee, as well as on the Finance, Audit and Compensation committees.

Ms. Campbell previously served as the Chief Procurement Officer for Reed Elsevier, Inc., a world leading provider of professional information solutions in the science, medical, legal, risk, and business sectors, from September 2007 to December 2012. From March 1998 to September 2007, Ms. Campbell held a number of senior positions at Dell, Inc., most recently as the Vice President of Worldwide Procurement, and previously as the Vice President and General Manager, Global Segment EMEA. Ms. Campbell held a number of positions at Oracle Corporation from May 1990 to January 1998. From August 1982 to May 1990, she held a number of positions at KPMG Peat Marwick LLP, a member firm of KPMG International, most recently as a Senior Manager. Ms. Campbell holds a B.A. in Business Administration from the University of Washington.

Ms. Campbell’s extensive and high-level experience in the financial services and technology industries, as well as her board experience with other private and public corporations, enables her to make very significant contributions to the Board’s decision-making processes, especially in strategy, corporate governance, operational, financial, technology and supply chain matters. The depth and breadth of Ms. Campbell’s experience and skills are also evident by the fact that she qualifies as an audit committee financial expert.

PETER S. COBB, 64, Director

Mr. Cobb has served as a member of our Board of Directors and as a member of the Audit, Compensation, and Corporate Governance and Nominating committees since July 2021. Mr. Cobb brings considerable knowledge of digital retail, marketing, merchandising and website design and optimization. In addition, he has in-depth experience with customer acquisition and retention and creating robust loyalty programs.

Mr. Cobb co-founded and was the Executive Vice President and a Director of eBags.com, which launched in 1999, and was acquired by Samsonite in April 2017. He played a leadership role creating the retail website developing innovative tools such as customer reviews, A/B testing, and drop-shipping orders directly from brands to customers. eBags.com, which sold 100,000 products from 1,000 brands, is an award-winning website recognized as Retail Website of the Year six times by Multi-Channel Marketing Magazine.

In 2003, Mr. Cobb also co-founded 6pm.com, a full-scale footwear and accessories retail website, which was acquired by Zappos.com from eBags.com in 2007. The custom-built website utilized innovative technology to recommend shoe and handbag pairings and continues to be a leading online retail shoe and accessory destination.

Since 2017, Mr. Cobb has served on the Board of Directors of Designer Brands, Inc. (NYSE: DBI) where he chairs the Nominating and Corporate Governance committee and is on the Compensation and Technology committees. He provides valuable expertise to Designer Brands, which operates over 600 DSW footwear and accessory retail stores in North America and was named Omni-Channel Retailer of the Year in 2020 by Total Retail. From April to August 2019, Mr. Cobb was also Interim CEO of eLynx Technologies, LLC, a supervisory control and data acquisition (SCADA) and data historian open Cloud platform company for the oil and gas industry.

Prior to starting eBags.com, from 1990 to 1996, Mr. Cobb was Director of Marketing at Samsonite, Inc., the global travel goods leader. He led the company's product development, advertising, public relations, market research, and forecasting for the U.S. market.

Since 2020, Mr. Cobb has served on the Advisory Board of Ranger Ready, a premium tick and insect repellent brand focused on reducing the occurrence of Lyme disease in humans. In addition, he is on the Advisory Board of Preem, an AI and data powered vertical social network for cyclists.

Mr. Cobb is a former member of the Board of Directors of the National Retail Federation (NRF) and is former Chair of NRF’s Shop.org, the leading online retail trade association. Mr. Cobb is past Chair of the Travel Goods Association (TGA) where he was named the 2009 award winner, recognizing exceptional service to the travel goods industry. In 2003, Mr. Cobb was named Colorado Marketer of the Year. Mr. Cobb received his MBA from Northwestern’s Kellogg Graduate School of Management and his BS in Finance from the University of Oregon.

Mr. Cobb’s exceptional experience in digital retail, as well as his public company board service, positions him to make very significant contributions to the Board’s decision-making processes especially in marketing, customer engagement, merchandising and website design.

DR. GIAN M. FULGONI, 74, Director, Chair of the Board of Directors

Dr. Fulgoni has served as a member of our Board of Directors since November 2002, contributing extensive marketing and advertising knowledge to the Board. Dr. Fulgoni has been the Chair of the Board since February 2021. Dr. Fulgoni has also served as a member of the Compensation, Audit and Corporate Governance and Nominating committees since 2002.

Dr. Fulgoni had previously been a member of our Board of Directors from August 1999 through November 2000, but left to devote his time to comScore, Inc., (at that time, ComScore Networks, Inc.), (NASDAQ: SCOR), a digital data and analytics company that he had co-founded, and which is now a recognized global leader in measuring the cross-platform world. Dr. Fulgoni served on the comScore board from 1999 until April 2018. Dr. Fulgoni served as comScore’s Executive Chairman from 1999 to March 2014, Chairman Emeritus from March 2014 to August 2016, and Chief Executive Officer from August 2016 to November 2017.

From 1981 until 1998, Dr. Fulgoni served as President and Chief Executive Officer of Information Resources, Inc. (IRI), (then: NASDAQ: IRIC), a leading global supplier of retail scanner data and software services to the Consumer Packaged Goods (CPG) industry, where he grew the company’s revenues at an annual rate of 40% to more than $500 million annually and its market value to $1.5 billion. In 1996, IRI was recognized by Advertising Age magazine as the largest U.S. market research firm.

Additionally, by the time Dr. Fulgoni joined the Company’s Board, he had already been involved in the growth of other successful public companies. From 1991 until 1999, Dr. Fulgoni served as a member of the board of Platinum Technology, Inc., during which time the company grew from $80 million to more than $1 billion in annual revenues and established itself as a global leader in the software services industry. In 1999, Platinum Technology was acquired by Computer Associates in an all-cash transaction valued at $4.0 billion -- at the time the largest-ever acquisition in the software industry.

Dr. Fulgoni had also served on the board of U.S. Robotics from 1991 to 1994, prior to its acquisition in 1997 by 3 Com in a transaction valued at $8 billion, and in 1999, Dr. Fulgoni served on the board of yesMail.com, a leading supplier of permission-based e-mail services. In March 2000, yesMail.com was acquired by CMGI for approximately $700 million. Beginning in November 2013, Dr. Fulgoni served on the board of Cord Blood Registry (owned by GTCR, the leading private equity company) until its sale to AMAG Pharmaceuticals (NASDAQ: AMAG) in August 2015.

Dr. Fulgoni has repeatedly been recognized for his entrepreneurial skills. In 1991 and again in 2004, Dr. Fulgoni was named Illinois Entrepreneur of the Year, the only person to have twice received that honor. In 1992, Dr. Fulgoni received the Wall Street Transcript Award for outstanding contributions as CEO in enhancing the overall value of IRI to the benefit of its stockholders. In 2008, Dr. Fulgoni was inducted into the Chicago Entrepreneurship Hall of Fame and was also an Ernst & Young® Entrepreneur of the Year award winner in the services category and was a national finalist. In 2014, the Advertising Research Foundation (ARF) conferred on him a Lifetime Achievement Award for outstanding contributions to the ARF board and support of the ARF community. In 2018, Dr. Fulgoni received a Lifetime Achievement Award from CableFax and the Erwin Ephron Demystification Award from the Advertising Research Foundation. In 2019, Dr. Fulgoni was inducted into the U.S. Market Research Hall of Fame.

Educated in the United Kingdom, Dr. Fulgoni holds a M.A. degree in Marketing from Lancaster University and a BSc. degree in Physics from the University of Manchester. In 2012, Dr. Fulgoni was awarded an Honorary Fellowship by the University of Glamorgan in Wales in recognition of his entrepreneurial skills and achievements in market research. In 2016, Dr. Fulgoni was awarded a Doctor of Science (honoris causa) degree by Lancaster University to mark his outstanding contribution to the field of global market research. In addition to serving on the Company’s Board, Dr. Fulgoni also currently serves on the Board of Directors of Prophet, a brand and marketing consulting company, since 2010; Fluree, a company that has pioneered a revolutionary data-first technology approach with its data management platform, since 2019; Varcode, a next-generation cold chain temperature management solution since 2019; QualSights, an immersive consumer insights platform since 2018; Monet, a humanized data platform for capturing emotions, since 2019; the North American Foundation for the University of Manchester (NAFUM), since 1998; and the Senior Advisory Board for the Journal of Advertising Research, since 2013. Dr. Fulgoni is also a venture partner at 4490 Ventures, a Midwest venture capital fund, since 2017.

Dr. Fulgoni’s extensive and high-level experience in strategic and marketing industry trends allows him to bring an informed perspective and thoughtful insights and guidance to how the Company addresses strategic and marketing industry issues. This, as well as his executive and board involvement with other businesses and organizations, enables Dr. Fulgoni to make very significant contributions to the Board’s decision-making processes especially in evaluating marketing opportunities for the Company.

MATHEW N. HULETT, 52, Chief Executive Officer, President, and Director

Mr. Hulett has served as a member of our Board of Directors, and Chief Executive Officer and President of the Company since August 30, 2021.

Prior to joining the Company, Mr. Hulett served as the Co-President of Rosetta Stone from January 2019 to July 2021 and was the President of Language at Rosetta Stone from August 2017 to July 2021. Rosetta Stone was previously a publicly held company (NYSE: RST) until taken private in October 2020. Mr. Hulett's duties at Rosetta Stone included leading all the entire business operations and strategic direction for the company's language business.

Prior to that, from October 2015 to March 2018, Mr. Hulett served as Entrepreneur in Residence at Voyager Capital, an information technology venture capital firm. From December 2015 to April 2017, Mr. Hulett served as the Chief Product Officer at TINYpulse, a privately held SaaS- based Human Resources technology provider, where he was responsible for driving product strategy, design, and development.

From May 2013 to September 2015, Mr. Hulett served as the Chief Executive Officer of Click Sales, Inc. (dba ClickBank), a privately held, top-100 internet retailer that provides digital lifestyle products to customers in 190 countries. Prior to ClickBank, Mr. Hulett served as Senior Vice President of RealNetwork’s games division from August 2010 to May 2013, where he led the right-sizing effort of the traditional gaming business and led the business’ turnaround strategy pivot into social and mobile gaming. He has also held the CEO role at AdXpose and was President of the corporate travel division of Expedia. He received his Bachelor of Arts degree in Marketing and Information Systems from the University of Washington.

DIANA GARVIS PURCEL, 55, Director

Ms. Purcel has served as a member of our Board of Directors, and a member of the Audit, Compensation, and Corporate Governance and Nominating committees since April 4, 2022. Ms. Purcel has 20 years of experience as a chief financial officer (“CFO”) including 17 years with small cap publicly traded companies. Ms. Purcel serves on the Board of Directors of Ocean Power Technologies, Inc. (NYSE: OPTT) since December 2020, and on the Board of Directors for the Animal Humane Society since December 2017. From March 2019 to June 2021 (when the company was sold), Ms. Purcel served on the Board of Directors for Now Boarding. From 2005 to 2008, Ms. Purcel served on the Board of Directors for Multicultural Foodservice and Hospitality Alliance, as its Chair of its Audit Committee.

From April 2018 until May 2019, Ms. Purcel served as Executive Vice President and CFO for Evine Live, Inc. (NASDAQ: EVLV), now known as iMedia Brands, Inc. (NASDAQ: IMBI), an interactive video and digital commerce company. From September 2014 until June 2017, Ms. Purcel served as the CFO for Cooper’s Hawk Winery & Restaurants, LLC, which operated restaurants, manufactured private-label wines, and managed the largest wine club in the world.

From 2003 until 2014, Ms. Purcel served as CFO and Corporate Secretary for Famous Dave’s of America, Inc. (NASDAQ: DAVE), reorganized in 2019 under parent company now known as BBQ Holdings, Inc. (NASDAQ: BBQ), which franchised and operated a casual dining restaurant chain in over 35 states. From September 2002 to June 2003, Ms. Purcel served as CFO, and from April 1999 to September 2002, as Controller and Chief Accounting Officer, and from 2000 to June 2003, as Vice President, of Paper Warehouse, Inc. (OTC: PWHS), a party-goods retailer and franchisor in 10 states.

Ms. Purcel has also worked with Arthur Andersen & Co, from 1988 to 1993 as a certified public accountant and senior auditor, and with other companies including Target Corporation (from 1994 to 1998 as a senior analyst). Ms. Purcel obtained her Master’s in Business Administration from the University of St. Thomas in 2021 and her Bachelor of Science in Management, with a concentration in Accounting, from Tulane University in 1988, and is a certified public accountant (inactive).

Ms. Purcel will become the chair of the Audit Committee upon her election to the Board. Ms. Purcel is considered to a be an “audit committee financial expert” within the meaning of Item 407(d) (5) of Regulation S-K. We believe that Ms. Purcel’s significant financial, strategy and governance experience as a CFO in numerous public and private entities qualifies her to serve on our Board of Directors.

JODI WATSON, 57, Director, Chair of the Compensation Committee

Ms. Watson has served as a member of our Board of Directors, and as a member of the Audit, Compensation, and Corporate Governance and Nominating committees, since May 25, 2021, and Chair of the Compensation Committee since February 2, 2022. Ms. Watson is a highly accomplished senior executive with more than 20 years of progressive experience in global retail, wholesale, omni-channel, technology, digital and direct-to-consumer, and a proven history of leadership across multiple other industries. Ms. Watson’s core skills include: digital transformation, business unit P&L leadership, marketing, public relations, e-Commerce, talent development, customer service, organizational restructuring and M&A. Ms. Watson has held global leadership roles with companies such as Petco (NASDAQ: WOOF), Wolverine Worldwide (NYSE: WWW), Pottery Barn, Williams-Sonoma (NYSE: WSM) and Eddie Bauer. She currently works as a chief marketing officer (CMO), board member and consultant with private equity, venture capital, start-ups and publicly traded companies.

In February, 2022, Ms. Watson joined the board of Crecera Brands, the holding company for direct-to-consumer brands: The Golf Warehouse (www.TGW.com operated in Wichita, Kansas) and Sportsman's Guide (www.sportsmansguide.com in Minneapolis, Minnesota). Since November 2018, Ms. Watson has been a member of the Board of Directors of Dakota Supply Group, an employee-owned organization in the building distribution industry, where she is the Chair of the Human Resources and Compensation Committee, and a member of the Nominating and Corporate Governance Committee. Since December 2018, Ms. Watson has been an Advisory Board member for QLTY, a direct-to-consumer work boot manufacturer.

Since July 2021, Ms. Watson has been a member of the board of directors of Dogtopia, a company in the business of franchise dog daycare. From January 2018 to September 2021, Ms. Watson worked as the CMO for SmartCanister, an IoT technology platform for just-in-time delivery of subscription-based coffee. From January 2019 to September 2020, Ms. Watson was the Vice Chair of the Board for TrueLeaf Pet, a publicly traded manufacturer in Canada and direct to consumer seller of pet food and other health and wellness products, where she also led the Governance and Compensation Committees.

From March 2016 to August 2017, Ms. Watson served as the SVP and interim CMO for Petco (NASDAQ: WOOF), including the Unleashed by Petco and Drs. Foster & Smith divisions, where she held P&L accountability for all e-Commerce, including marketing, pharmacy and call centers. She was responsible for marketing for 1,400 stores with a team of 1,000 employees. From January 2009 to February 2016, Ms. Watson was President of Consumer Direct at Wolverine Worldwide (NYSE: WWW), where Ms. Watson led the company’s digital transformation within a $2.6 billion public portfolio company for 13 brands. During her 7 years at Wolverine, Ms. Watson was responsible for all direct-to-consumer operations, this included P&L ownership of omni-channel initiatives for 85 global websites and 200 stores.

From January 2003 to January 2008, Ms. Watson was Director and Vice President of Direct Marketing Services for Williams-Sonoma, Inc. (NYSE: WSM), where she led customer acquisition for all 7 brands, in all channels of business: Retail, e-Commerce and Catalog.

Ms. Watson has held numerous leadership positions for industry and non-profit organizations and is a frequent spokesperson, public speaker and contributor for industry conferences, events and publications including the GlobalPETS, Direct Marketing Association, National Retail Foundation, E-tail, and the Global Pet Food Forum. Ms. Watson holds a master’s degree in Design Methods: Human Centered Design from the IIT Institute of Design - Illinois Institute of Technology in Chicago, IL, and a Bachelor of Arts in Marketing and Management from the School of Business at Portland State University in Portland, OR. She has held numerous board and committee positions for business advocacy groups and non-profits and is a frequent speaker at industry events. Ms. Watson has a long-standing passion for animal health and wellness, volunteering for three months aboard the Sea Shepherd in the Fall of 2017. Ms. Watson’s extensive and high-level experience in the pet industry and other retail industries, as well as her board experience with other corporations, enables her to make very significant contributions to the Board’s decision-making processes, especially in e-commerce and other marketing matters.

EXECUTIVE OFFICER

BRUCE S. ROSENBLOOM, 53, Chief Financial Officer and Treasurer

Mr. Rosenbloom has served as the Company’s Chief Financial Officer and Treasurer since May 2001. Mr. Rosenbloom served as the Manager of Finance and Financial Reporting of Cooker Restaurant Corporation, a publicly held (PS: CGRTQ) restaurant, in West Palm Beach, Florida, from December 2000 until May 2001. Mr. Rosenbloom's duties included all internal and external reporting including all SEC filings and annual reports to shareholders. Mr. Rosenbloom was a senior audit accountant for Deloitte & Touche LLP, an international accounting firm, West Palm Beach, Florida, from January 1996 until December 2000. Mr. Rosenbloom was responsible for planning and conducting all aspects of audit engagements for clients in various industries, including direct marketing, healthcare, manufacturing, financial institutions, and professional service firms.

In 2018, Mr. Rosenbloom was selected as a South Florida Business Journal’s CFO of the Year award finalist. Mr. Rosenbloom, a certified public accountant, holds a Bachelor of Science degree in Accounting from Florida Atlantic University and a Bachelor of Arts degree in Economics from the University of Texas at Austin.

There are no family relationships between any of the executive officers and directors.

CORPORATE GOVERNANCE

The business and affairs of PetMed Express, Inc. are managed by or under the direction of our Board of Directors which is the Company’s ultimate decision-making body except with respect to those matters reserved to our shareholders. Our Board includes a majority of independent directors. Our Board reaffirms its accountability to shareholders through the shareholder election process. Our Board reviews and ratifies executive officer selection and compensation and monitors overall corporate performance and the integrity of our financial controls. Our Board also oversees our strategic and business planning processes.

Shareholder Communications with the Board

The Company provides an informal process for shareholders to send communications to our Board of Directors or specified individual directors or committees of the Board. Shareholders, who wish to communicate directly with our Board of Directors, or specified individual directors or committees of the Board, may do so in writing addressed to the Board of Directors, individual director or the committee of the Board c/o PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member or committee of the Board is referred to the Chair of the Corporate Governance and Nominating Committee.

Shareholder Outreach and Engagement

We value regular engagement with and feedback from a wide variety of stakeholders, including customers, employees, suppliers, and communities. We also recognize the value of listening to the views of our shareholders about our business and corporate governance matters, and we consider the relationship with our shareholders as an integral part of our corporate governance practices. We conduct shareholder outreach throughout the year to ensure that management and the Board understands and considers the issues of importance to our shareholders, so we are able to address them appropriately.

During fiscal 2022, we reached out by email and telephone to our top 20 institutional investors representing 61% of shares outstanding to request meetings to discuss any current issues or concerns they may have had. Shareholders representing nearly 19% of our outstanding shares engaged with us about issues of importance to them, including our newly appointed Chief Executive Officer and the Company’s transformation. Other areas of concern in the past have been on our corporate governance policies and our commitment to environmental, social, and governance matters, which are summarized below:

Topic	What We Heard From Shareholders	Changes We Made
New CEO and the Company’s Transformation	Shareholders requested details on the Company’s Transformation

The Company appointed Mathew N. Hulett, CEO, President, and Director on August 30, 2021. Mr. Hulett’s primary strategy is to leverage the Company’s unique assets and core advantages into a broader opportunity in being “The Trusted Pet Health Expert.” We believe that PetMeds has exciting opportunities to enable us to further expand our addressable market and bring greater value to our customers. PetMeds’ strategy is built upon four strategic pillars: nutrition, medication, wellness, and care. We have taken important steps towards executing on our long-term strategy, in FY 2022 we launched our AutoShip & Save subscription program, where we generated 37% of our revenue in the month of March, and our recent investment and partnership with Vetster, a leader in the pet telemedicine space. Ultimately, we believe that the investments that we are making now in people and infrastructure, combined with our existing profitable direct-to-consumer e-commerce business and our strong balance sheet, position us well in the face of more challenging macroeconomic conditions. As we continue to make investments towards our future growth, we will strive to be measured and thoughtful in our capital allocation as well. We remain committed to, and optimistic about, our long-term strategy and the timing and our ability to execute on the transformation of PetMeds.

Board Composition	Shareholders requested additional clarification about Board composition, diversity, and refreshment

The Company provided additional clarification about the Board’s commitment to diversity, Board composition and refreshment, and governance processes. The Board is currently comprised of directors with diverse backgrounds, experiences, and perspectives. We evaluate our overall Board composition, including diversity, at least annually during the formal Board and committee’s evaluation process. In May 2021, the Board welcomed Jodi Watson to the Board of Directors, and Ms. Watson currently Chairs the Compensation Committee. In April 2022, the Board welcomed Diana Garvis Purcel to the Board of Directors, and Ms. Purcel will Chair the Audit Committee upon her election to the Board at the Annual Meeting. The Company notes that should all of the 2022 Director Nominees be approved, that our Board will have gender parity of 50% between the male and female Directors. In the future as the Board continues to evaluate Board composition and contemplate Board refreshment, our Corporate Governance and Nomination Committee will continue to include gender, racial, ethnic and sexual orientation diversity among the factors reviewed and considered in the Director nomination process. For more information see Director Qualifications and Diversity on page 10.

Environmental, Social, and Governance (“ESG”)	Shareholders requested further details on our Board’s commitment to ESG

The Company is also committed to doing more for the broader environment, society and humanity, and this year we initiated our ESG strategy. Although we are in the early stages of our ESG strategy, we pledge to reduce our emissions footprint and will join the Science Based Target Initiative (SBTi) to solidify our commitment to be kinder to the environment.  We are also committed to further fostering, cultivating, and preserving a culture of diversity, equity and inclusion. For more information see Environmental, Social, and Governance Matters on page 22.

Director Resignation Policy for Uncontested Election of Directors

The Company's Bylaws currently provide for election of directors by a majority voting standard, under which each director nominee in an uncontested election must receive more "FOR" votes cast than "AGAINST" votes cast to be elected. Conversely, a director nominee in an uncontested election who does not receive more "FOR" votes cast than "AGAINST" votes cast would not be elected. Votes withheld, abstentions and broker non-votes will continue to have no effect on the outcome of an election. In the event that an incumbent director does not receive the requisite majority of votes cast in an uncontested election, the Company would follow a certain post-election resignation procedure (described below). In all contested director elections, in which a shareholder has duly nominated (and not withdrawn by a certain date) an individual for election to the Board, a plurality voting standard would apply. Under the post-election resignation procedure, any incumbent director who fails to receive the requisite number of votes for reelection in an uncontested election will be required to promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee will then make a recommendation to the Board on whether to accept or reject the resignation, and the Board will make the ultimate decision as to whether to accept or reject the resignation by considering factors it deems relevant, such as the percentage of outstanding shares represented by the votes cast at the meeting, the director nominee's past and expected future contributions to the Company, the overall composition of the Board and committees of the Board, and whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation (including the listing standards of The NASDAQ Stock Market LLC (“Nasdaq”) and the requirements of the federal securities laws). The Board will act on the resignation within 90 days following certification of the shareholder vote for the meeting and will promptly disclose its decision and rationale in a Current Report on Form 8-K filed with the SEC.

Policy with Regard to the Consideration of Director Candidate Recommendations by our Shareholders

The Corporate Governance and Nominating Committee has a policy pursuant to which it considers director candidates recommended by our shareholders. All director candidates recommended by our shareholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other sources. To recommend a director candidate for consideration by our Corporate Governance and Nominating Committee, a shareholder must submit the recommendation in writing to our Corporate Secretary not later than one hundred twenty (120) calendar days prior to the anniversary date of our proxy statement distributed to our shareholders in connection with our most recent annual meeting. The director candidate recommendation must provide the following information: (i) the name of the shareholder making the recommendation, (ii) the name of the candidate, (iii) the candidate’s resume or a listing of his or her qualifications to be a director, (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected, and (v) a description of all relationships, arrangements or understandings, if any, between the proposed candidate and the recommending shareholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The shareholder or the director candidate also must provide any additional information requested by our Corporate Governance and Nominating Committee to assist the Committee in appropriately evaluating the candidate. In addition, our Bylaws provide that a shareholder, or a group of up to 20 shareholders, owning at least 3% of our outstanding shares continuously for at least three years, may nominate director nominees constituting up to the greater of 2 or 20% of the Company’s Board that would be included in our proxy statement pursuant to our proxy access provisions. Nominating shareholders and nominees must satisfy the requirements set forth in our Bylaws, which can be found at https://www.1800petmeds.com/on/demandware.static/-/Sites-1800petmeds-Library/default/dweda67af6/images/aboutus/SecondAmendedandRestatedBylaws.3-24-2020.Final.pdf.

Corporate Governance and Nominating Committee’s Identification and Evaluation of Nominees for Director

The Corporate Governance and Nominating Committee is responsible for, among other things, identifying and evaluating potential director candidates, for reviewing the composition of the Board and the Board committees, and for making recommendations to the full Board of Directors on these matters. Throughout the year the Corporate Governance and Nominating Committee actively engages in Board succession planning, taking into account the following considerations: (1) input from Board discussions and from the Board and Board committee evaluation process regarding specific backgrounds, skills, and experiences that would contribute to the overall Board and Board committee effectiveness; and (2) the future needs of the Board and Board committees in light of the Board tenure and the skills and qualifications of directors who are expected to retire in the future.

Potential candidates may come to the attention of the Corporate Governance and Nominating Committee through recommendations made by current directors, shareholders, executives, or executive search firms retained by the Corporate Governance and Nominating Committee or other persons. Working closely with the full Board, and as part of the Board's program for director succession planning and director recruitment, using the Board Attributes Matrix, the Corporate Governance and Nominating Committee will maintain and evaluate, at least annually, the Board composition based on directors' experience, qualifications, competencies, judgment, diversity, age, skills, ability to devote adequate time and energies to our Board’s duties and application of our general criteria for director nominees set forth in our Corporate Governance Guidelines, in order to allow the Board to focus on identifying and attracting new members that would most benefit the Board at a particular point in time. Based on the recommendations of the Corporate Governance and Nominating Committee, our Board of Directors is responsible for nominating members for election to our Board of Directors. Once a new director is elected by the shareholders or appointed by the Board of Directors, that new director will begin a director onboarding process. A tailored onboarding process enables new directors to learn our business and contribute to our Board immediately.

Corporate Governance Documents

Our Board is committed to sound and effective corporate governance principles and practices and has adopted Corporate Governance Guidelines to provide the framework for the governance of our Board and our Company. The topics addressed in our Corporate Governance Guidelines include director qualifications, director responsibilities, management and director succession, director compensation, independence standards, stock ownership guidelines for non-employee directors and named executive officers and hedging or pledging activities relating to our securities.  Our Corporate Governance Guidelines are reviewed by the Board at least annually and updated as necessary. Our Corporate Code of Business Conduct and Ethics, which is applicable to all Company directors, officers, and employees, promotes our commitment to high standards for ethical business practices. On a yearly basis, a reminder memo is sent to all Company directors, officers, and employees concerning the necessity for compliance with the provisions of the Code of Business Conduct and Ethics and compliance is tracked and enforced. Our Corporate Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote: honest and ethical conduct; ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely, and understandable disclosure in regulatory filings and public statements; compliance with applicable laws, rules, and regulations; protection of the Company’s assets, including corporate opportunities and confidential information; the prompt reporting of violation of the code; and accountability for adherence to the Corporate Code of Business Conduct and Ethics.

A copy of our Corporate Governance Guidelines and Corporate Code of Business Conduct and Ethics are available on our website at www.petmeds.com under the section “About Us” located at the bottom of the website page, and are available without charge, upon written request to the Corporate Secretary at PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445, or by contacting Investor Relations at 1-800-738-6337, or by email at investor@petmeds.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Corporate Code of Business Conduct and Ethics by posting such information on our website at the address specified above.

Meetings

During the fiscal year ended March 31, 2022, there were eight regular and sixteen special meetings of our Board of Directors, and the Board took action eleven times by written consent. Each then member of the Board attended or participated in all of the meetings of the Board, and all meetings of all committees of the Board on which such director served, except, for Frank Formica who was not present during fiscal 2022 for several meetings due to health issues and retired from the Board upon the completion of his term on July 30, 2021. Other than Mr. Formica, all of the Company’s directors, as of July 30, 2021, attended the 2021 annual meeting of shareholders. Members of the Board are expected to attend all Board meetings, committee of the Board meetings on which such director serves, and annual meetings of our shareholders. In connection with each of our regularly scheduled Board meetings, our independent directors have the opportunity to meet in executive sessions without our non-independent directors and management. A director who is unable to attend our Annual Meeting is expected to notify the Board in advance of the meeting.

Committees of the Board of Directors

Our Board of Directors maintains an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. From time to time, the Board of Directors may also establish ad hoc committees to address particular matters. All members of the committees are considered independent directors under the rules of Nasdaq and the SEC governing the independence of directors. The following table shows the present members of each committee as of June 17, 2022, the number of committee meetings held during fiscal year 2022 (“FY 2022”), and the primary functions performed by each committee:

Committee	Functions

 Audit

 Number of Meetings during FY 2022: 8

 Members:

 Ronald J. Korn*, Financial Expert (1)

 Leslie C.G. Campbell, Financial Expert (1)

 Peter S. Cobb

 Gian M. Fulgoni

 Diana Garvis Purcel, Financial Expert (1) (2)

 Jodi Watson

 • Oversees the Company’s systems of internal controls regarding finance, accounting, and legal compliance

 • Oversees the Company’s auditing, accounting and financial reporting processes generally

 • Oversees the Company’s financial statements and other financial information provided by the Company to its shareholders, the public and others

 • Oversees the Company’s compliance with legal and regulatory requirements

 • Oversees the performance of the Company’s independent auditors

 • Reviews and approves, subject to the approval of the Board, all related-party transactions

 • Interprets and administers the Code of Business Conduct and Ethics, and oversees management’s monitoring and compliance with the Code of Conduct of Business Conduct and Ethics

 • Conducts an annual performance evaluation of the committee

Compensation Number of Meetings during FY 2022: 6 Members: Gian M. Fulgoni (3) Leslie C.G. Campbell Peter S. Cobb Ronald J. Korn Diana Garvis Purcel (2) Jodi Watson*(3)

 • Establishes, in consultation with senior management, the Company’s general compensation philosophy, and oversees development and implementation of the compensation programs

 • Reviews and approves corporate goals and objectives relating to the compensation of the Company’s CEO

 • Recommends, subject to Board approval, salaries and other compensation matters for executive officers

 • Approves annual incentive plans for the Company’s officers and employees, recommends grants of restricted stock for directors and officers, approves grants of restricted stock for employees, and supervises administration of employee benefit plans

 • Oversees, in consultation with management, regulatory compliance with respect to compensation matters

 • Reviews and approves any severance or similar termination payment proposed to be made to any Company executive or senior officer

 • Recommends, subject to the approval of the Board of Directors, compensation for directors

 • Conducts an annual performance evaluation of the committee

Corporate Governance and Nominating Number of Meetings during FY 2022: 4 Members: Leslie C.G. Campbell* Peter S. Cobb Gian M. Fulgoni Ronald J. Korn Diana Garvis Purcel (2) Jodi Watson

 • Recommends the slate of director nominees for election to Board of Directors

 • Identifies and recommends director candidates to fill vacancies occurring between annual shareholders’ meetings

 • Considers director candidates recommended by our shareholders

 • Makes recommendations to the Board concerning the size, structure and composition of the Board and its committees

 • Develops and recommends to the Board of Directors corporate governance principles

 • Oversees succession planning for our directors and executive officers

 • Leads annual review of performance of Board of Directors

 • Oversees the Company’s environmental, social and governance (“ESG”) programs

 • Conducts an annual performance evaluation of the committee

* Chair

(1) The Board has determined that each of Mr. Korn, Ms. Campbell and Ms. Purcel qualifies as an audit committee financial expert within the meaning of Item 407(d) (5) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee who (a) understands generally accepted accounting principles and financial statements, (b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company’s financial statements, (d) understands internal controls over financial reporting, and (e) understands audit committee functions. An “audit committee financial expert” may qualify as such through: education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or, other relevant experience.

(2) Ms. Purcel was appointed to our Audit, Compensation, and Corporate Governance and Nominating committees on April 4, 2022.

(3) Mr. Fulgoni was chair of the Compensation Committee from July 2019 to February 2022, and Ms. Watson was appointed as chair of the Compensation Committee in February 2022.

Our Board of Directors has adopted a written charter for each Board committee. All charters are available on our website at www.petmeds.com under the section “About Us” located at the bottom of the website page, and copies of each are also available without charge upon written request to the Corporate Secretary, PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445 or by contacting our Investor Relations at 1-800-738-6337, or by email at investor@petmeds.com.

Independent Directors and Meetings of our Independent Directors

Our Board of Directors has determined that each of the following current members of the Board of Directors is independent under the rules of Nasdaq and the SEC governing the independence of directors: Leslie C.G. Campbell, Peter S. Cobb, Gian M. Fulgoni, Ronald J. Korn, Diana Garvis Purcel, and Jodi Watson. Our independent directors meet in executive sessions without our non-independent directors or management of our Company present. In fiscal 2022, our then independent directors held four executive sessions, including seven executive sessions with our independent registered public accounting firm, without our non-independent directors or management of our Company present.

Investment Committee

In addition to the above standing committees, the Company has an Investment Committee, with the primary purpose of such committee to establish policies and guidelines for the investment of excess cash held by or available to the Company and to revise or update such policies and guidelines whenever, in the judgment of the Investment Committee, it is appropriate to do so. The Investment Committee is currently comprised of Mathew N. Hulett, Ronald J. Korn, and Jodi Watson. Mr. Hulett and Bruce S. Rosenbloom, the Company’s Chief Financial Officer, are authorized to take any and all action that is necessary to implement any recommendation of the Investment Committee as approved by the Board of Directors. There were no meetings of the Investment Committee during fiscal 2022; however, investment strategies were discussed during meetings of the Audit Committee and Board of Directors.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board of Directors has determined that the separation of the offices of Chair of the Board and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the offices of the Chair of the Board and Chief Executive Officer will allow the Chief Executive Officer to better focus on the responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our business while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of management. Consistent with this determination, Gian M. Fulgoni serves as Chair of the Board of Directors, and is considered an independent director, and Mathew N. Hulett serves as our Chief Executive Officer. The Board periodically reviews the leadership structure to determine whether it continues to best serve the Company and its shareholders.

Our Board of Directors, in conjunction with management, has responsibility for the oversight of risk management. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. The Board of Directors regularly and continually receives information intended to apprise the Board of the strategic, operational, commercial, financial, legal, and compliance risks the Company faces.  While the Board of Directors is ultimately responsible for oversight of the Company’s risk management practices, the Audit, Compensation, Corporate Governance and Nominating, and Investment committees of the Board of Directors assist the Board in fulfilling its oversight responsibilities in certain areas of risk.

In particular, the Audit Committee focuses on financial risk, including but not limited to internal controls, and the committee receives, reviews, and discusses regular reports from management and external auditors concerning risk assessment. Our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our Corporate Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership, structure, succession planning for our directors and executive officers, and corporate governance. Finally, our Investment Committee focuses on the management and risks of our financial investments.

Environmental, Social, and Governance Matters

The Board believes that effective oversight of environmental, social and governance matters is core to its risk oversight function and is essential to sustainability, providing value to shareholders and benefiting the communities we serve. The Company is committed to doing more for the broader environment, society and humanity, and this year we initiated our environmental, social and governance (ESG) commitment. Although we are in the early stages of our ESG strategy, we pledge to reduce our emissions footprint and will join the Science Based Target Initiative (SBTi) to solidify our commitment to be kinder to the environment.  We are also committed to fostering, cultivating, and preserving a culture of diversity, equity and inclusion.  We embrace our workforce’s and our Board of Directors’  differences in age, disability, ethnicity, family or marital status, gender identity or expression, national origin, race, religion, sexual orientation, socio-economic status, and other characteristics that make each of us unique. In addition, the Company continues to give back.  A great example of this is our Ukraine pet relief effort that we will be launching with the International Fund for Animal Welfare (IFAW), as well as our longtime continued support of many US-based pet rescue and humane organizations.  The Company firmly believes that we cannot consider ourselves successful as a business if our team members, our communities, and our planet do not thrive as well.

The Board is committed to supporting the Company’s many activities, which drive positive environmental and social impact for our customers, employees, and our communities. These activities include:

●

Environmental Sustainability – The Company is committed to building a better world by reducing our environmental impact and increasing sustainability throughout our distribution center and corporate headquarters. The Company employs strategies to reduce the environmental impact of our product delivery system which includes purchasing only recycled corrugated boxes which we use to deliver our products to our customers and recycling the majority of the corrugated and plastic waste used in our distribution facility.

●

Social Responsibility - We are committed to the communities in which we live and do business, through service and giving back. Our brand and corporate cause-related initiatives are focused on raising social awareness and funds through local and national partnerships. Our “1-800-PetMeds Cares” organization supports the needs of over 500 pet shelters in the United States through pet product donations and event sponsorships, including a new partnership with Best Friends Animal Society, the nation’s largest no-kill sanctuary for companion animals, all valued in excess of $300,000. You can visit PetMeds Cares at www.petmeds.org.

●

Hiring Practices and Company Diversity - We know that people are the key to our success. We are committed to hiring top talent, creating a diverse and inclusive company culture, providing meaningful career development and competitive compensation, offering health and wellness programs for people and providing other resources, all of which enhance our workplace environment. The Company currently employs 210 people, of which approximately 51% are racially or ethnically diverse and approximately 70% are female.

We strive to be aligned with the desires of our employees, shareholders, and the communities we serve. We will continue to make strides to reduce our impact on the environment while continuing to create positive economic and investor value over the long term. We understand that sustainability, social responsibility, and good governance are important to our customers, employees, suppliers, and shareholders. Accordingly, active shareholder engagement and dialogue is also an integral part of our sustainability commitment as we work to develop a more comprehensive sustainability strategy.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, (“Securities Act”) or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee is comprised solely of independent directors, and it operates under a written charter adopted by the Company’s Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in the oversight of its financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation, and integrity of its consolidated financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. RSM US LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States.

The Audit Committee members are not practicing professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial, and accounting matters. The Audit Committee meets regularly in executive sessions with members of the independent registered public accounting firm.

Among other matters, the Audit Committee monitors and oversees the activities and performance of the Company’s independent registered public accounting firm, including the audit scope, external audit fees, registered public accounting firm independence and qualification matters, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent registered public accounting firm.

The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of financial, accounting, and internal controls. Management and independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees internal compliance programs.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and the independent registered public accounting firm. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent registered public accounting firm represented that its presentations included the matters required to be discussed with the independent registered public accounting firm by Auditing Standards No. 1301, “Communication with Audit Committees” issued by the Public Company Accounting Oversight Board.

RSM US LLP, the independent registered public accounting firm, also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with RSM US LLP the firm’s independence. Following the Audit Committee’s discussions with management and RSM US LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (“Annual Report”).

Members of the Audit Committee at the time of
the filing of the Annual Report who approved this
report:

RONALD J. KORN, Chair
LESLIE C.G. CAMPBELL
PETER S. COBB
GIAN M. FULGONI
DIANA GARVIS PURCEL
JODI WATSON

PRINCIPAL ACCOUNTANT FEES AND SERVICES

RSM US LLP had billed the Company for audit and other fees during fiscal 2022 and 2021. The following table sets forth the fees billed to us by RSM US LLP as of and for the fiscal years ended March 31, 2022 and March 31, 2021:

	For the Year Ended March 31,

	2022	2021
Audit fees	$405,790	$350,069
Other fees (tax-related)	33,600	35,000

Total accountant fees and services	$439,390	$385,069

Audit fees billed by RSM US LLP are related to the audit of our annual consolidated financial statements and of our assessment on internal control over financial reporting for the fiscal years ended March 31, 2022 and March 31, 2021. Audit fees also included the review of our Annual Report on Form 10-K for the years ended March 31, 2022 and March 31, 2021, and the review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended June 30, September 30, and December 31, 2020 and 2021. Other tax-related fees, which did not include Financial Information System Design and Implementation fees, were also provided by RSM US LLP during fiscal 2022 and 2021.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

The Audit Committee shall:

●	Have the responsibility to review and consider and ultimately pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm.

●

Select, evaluate, and, where appropriate, replace the independent registered public accounting firm or nominate the independent registered public accounting firm for shareholder approval. The Audit Committee also has the responsibility to approve all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The following sets forth what the Audit Committee shall do in order to fulfill its responsibilities and duties with respect to the independent registered public accounting firm: be directly responsible for the appointment, compensation approval and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing its audit report or related work.

●

Have the sole authority to review in advance and grant any appropriate pre-approvals of: (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and (iii) in connection therewith to approve all fees and other terms of engagement. The Audit Committee shall also review and approve disclosures required to be included in SEC periodic reports filed under Section 13(a) of the Exchange Act with respect to non-audit services.

●	Review the performance of the Company's independent registered public accounting firm on at least an annual basis.

●

On an annual basis, review and discuss with the independent registered public accounting firm all relationships the independent registered public accounting firm has with the Company in order to evaluate the independent registered public accounting firm's continued independence. The Committee: (i) shall ensure that the independent registered public accounting firm submit to the Committee on an annual basis a written statement (consistent with Independence Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent registered public accounting firm; (ii) shall discuss with the independent registered public accounting firm any disclosed relationship or services that may impact the objectivity and independence of the independent registered public accounting firm; and (iii) shall satisfy itself as to the independent registered public accounting firm's independence.

●

At least annually, obtain and review an annual report from the independent registered public accounting firm describing: (i) the independent registered public accounting firm's internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues.

●

Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit for the Company's independent registered public accounting firm, has not performed audit services for the Company for each of the five previous fiscal years.

●	Review all reports required to be submitted by the independent registered public accounting firm to the Committee under Section 10A of the Exchange Act.

●

Review, based upon the recommendation of the independent registered public accounting firm and management, the scope and plan of the work to be done by the independent registered public accounting firm for each fiscal year.

Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of RSM US LLP and has concluded that the provision of such services is compatible with maintaining the independence of our registered public accounting firm. In accordance with the pre-approval policy for services of independent registered public accounting firm, our Audit Committee has pre-approved all audit and non-audit services provided by our independent registered public accounting firm, and the fees paid for such services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of June 1, 2022, by (1) each person known by us to own beneficially or exercise voting or dispositive control over 5% or more of our outstanding common stock, (2) each of our directors and director nominees, (3) each of our named executive officers, and (4) all of our current executive officers and directors as a group. In general, “beneficial ownership” includes those shares a person or entity has the power to vote or transfer, and options or other convertible securities to acquire our common stock and restricted stock that are currently exercisable or releasable or become exercisable or releasable within 60 days. Applicable percentage ownership is based on 20,988,737 shares of common stock outstanding at June 1, 2022. Except as otherwise indicated by the footnotes below, we believe that the beneficial owners of the common stock named in the following table, based on information furnished by these owners, have sole investment, dispositive, and voting power with respect to these shares, subject to community property laws where applicable. Unless otherwise indicated below, the address for each person is 420 South Congress Avenue, Delray Beach, FL 33445.

Name of Beneficial Owner Named Executive Officers and Directors	Aggregate Number of Shares Beneficially Owned		Percent of Shares Outstanding

Mathew N. Hulett	600,000	(1)	2.9%
Ronald J. Korn	90,833	(2)	*
Gian M. Fulgoni	61,010	(3)	*
Leslie C.G. Campbell	32,500	(4)	*
Jodi Watson	11,380	(5)	*
Peter S. Cobb	7,500	(6)	*
Diana Garvis Purcel	1,875	(7)	*
Bruce S. Rosenbloom	45,540	(8)	*
All executive officers and directors as a group (eight persons)	850,638	(9)	4.1%

Other 5% Shareholders

BlackRock, Inc.	3,290,803	(10)	15.7%
The Vanguard Group	1,406,170	(11)	6.7%
ProShare Advisors LLC	1,057,592	(12)	5.0%

*         Less than 1% of the issued and outstanding shares.

(1)

Mr. Hulett’s holdings include 90,000 restricted shares under the 2016 Employee Equity Restricted Stock Plan, which are subject to forfeiture in one-third increments before August 30, 2022, 2023, and 2024, in the event of termination of employment. Mr. Hulett’s holdings also include 510,000 performance restricted shares under the 2016 Employee Equity Restricted Stock Plan, which stock restrictions will lapse upon (i) achieving various increments and absolute stock price hurdles before August 30, 2024, , and (ii) continued employment through August 30, 2024.

(2)

Mr. Korn’s holdings include 2,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture before July 26, 2022, 5,000 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before July 31, 2022 and 2023, and 7,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 30, 2022, 2023, and 2024, in the event of cessation of service as a director. Mr. Korn is not a director nominee for re-election at the Annual Meeting due to his retirement and will cease services as a director effective following the Annual Meeting on July 28, 2022. In connection therewith the Board agreed that Mr. Korn will receive the vested portion of 2,500 shares, from his restricted stock grant of 7,500 shares which was issued on July 31, 2020, and will received the vested portion of 2,500 shares, from his restricted stock grant of 7,500 shares which was issued on July 30, 2021, notwithstanding that Mr. Korn will not be a director on these dates, because these shares represent equity compensation for the previous 12 months of service on the Board.

(3)

Dr. Fulgoni’s holdings include (i) 2,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture before July 26, 2022, 5,000 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before July 31, 2022 and 2023, and 7,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 30, 2022, 2023, and 2024, in the event of cessation of service as a director, and (ii) 46,010 shares held of record by The Gian Fulgoni Living Trust dated March 14, 2013, Gian Fulgoni sole trustee.

(4)

Ms. Campbell’s holdings include 2,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture before July 26, 2022, 5,000 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before July 31, 2022 and 2023, 7,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 30, 2022, 2023, and 2024, and 2,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before January 11, 2023, 2024, and 2025, in the event of cessation of service as a director.

(5)

Ms. Watson’s holdings include 920 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before June 2, 2023 and 2024, 7,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 30, 2022, 2023, and 2024, and 2,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before January 11, 2023, 2024, and 2025, in the event of cessation of service as a director.

(6)

Mr. Cobb’s holdings include 7,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 30, 2022, 2023, and 2024, in the event of cessation of service as a director.

(7)

Ms. Purcel’s holdings include 1,875 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before April 4, 2023, 2024, and 2025, in the event of cessation of service as a director.

(8)

Mr. Rosenbloom's holdings include (i) 3,150 restricted shares under the 2016 Employee Equity Restricted Stock Plan, which are subject to forfeiture before July 26, 2022, 6,650 restricted shares under the 2016 Employee Equity Restricted Stock Plan, which are subject to forfeiture in one-half increments before July 31, 2022 and 2023, and 14,925 restricted shares under the 2016 Employee Equity Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 30, 2022, 2023, and 2024, in the event of termination of employment, and (ii) 1,100 shares held of record by his spouse.

(9)	Incorporates (1) through (8).

(10)

As of December 31, 2021, based on information provided in a Schedule 13G/A filed January 27, 2022. BlackRock, Inc. has sole voting power with respect to 3,254,340 of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to 3,290,803 of the reported shares, and shared dispositive power with respect to none of the reported shares. BlackRock, Inc. listed its address as 55 East 52nd Street, New York, NY 10055.

(11)

As of December 31, 2021, based on information provided in a Schedule 13G/A filed February 10, 2022. The Vanguard Group has sole voting power with respect to none of the reported shares, shared voting power with respect to 36,213 of the reported shares, sole dispositive power with respect to 1,354,755 of the reported shares, and shared dispositive power with respect to 51,415 of the reported shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, PA 19355.

(12)

As of December 31, 2021, based on information provided in a Schedule 13G filed February 9, 2022. ProShare Advisors LLC has sole voting power with respect to none of the reported shares, shared voting power with respect to 1,057,592 of the reported shares, sole dispositive power with respect to 1,057,592 of the reported shares, and shared dispositive power with respect to 1,057,592 of the reported shares. ProShare Advisors LLC listed its address as 7272 Wisconsin Ave 21st Floor Bethesda, MD 20814.

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee of our Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filings by us under the Securities Act, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The primary purposes of our Compensation Committee of our Board of Directors, a committee which is comprised solely of independent directors, are to oversee the administration of the Company's compensation programs, to review the compensation of executive officers and directors, to prepare any report on executive compensation required by the rules and regulations of the SEC, and generally to provide assistance to the Board of Directors on compensation matters. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

JODI WATSON , Chair
LESLIE C.G. CAMPBELL
PETER S. COBB
GIAN M. FULGONI
RONALD J. KORN
DIANA GARVIS PURCEL

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of our Board of Directors, composed entirely of independent directors, administers our executive compensation program. The role of the Compensation Committee is to oversee the administration of the Company's compensation and benefit plans and policies, to review the compensation of the executive officer(s) and directors, to administer our stock plans, to prepare any report on executive compensation required by the rules and regulations of the SEC, and generally to provide assistance to the Board of Directors on compensation matters.

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth elsewhere in this Proxy Statement. Our named executive officers for the fiscal year ended March 31, 2022 were Mathew N. Hulett, Chief Executive Officer and President (“CEO”), Bruce S. Rosenbloom, Chief Financial Officer and Treasurer (“CFO”), and Menderes Akdag, Former Chief Executive Officer and President. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy

The objective of our compensation programs, as it has been in prior years, is to attract and retain top talent. Our compensation plans are designed to motivate and reward employees for achievement of positive corporate results and also to promote and enforce accountability. In determining the compensation arrangement of our executives, we are guided by the following key principles:

●

Attract and Retain Top Talent.  Our compensation arrangements should be sufficient to allow us to attract, retain, and motivate executives with the necessary skills and talent to successfully manage our business. In order to attract, retain, and motivate such executives, we seek to compensate our executives at levels that are consistent with or more attractive than other available opportunities in the respective executive’s marketplace.

●

Promote Corporate Performance Accountability.  So that executive compensation is aligned with our business objectives and corporate performance, compensation is tied, in part, to financial performance of our business so that executives are held accountable through their compensation for contributions to our performance as a whole through the performance of the tasks for which they are responsible.

●

Promote Individual Performance Accountability.  So that executive officers who contribute to our operating and financial performance are rewarded and motivated, compensation is tied, in part, to the individual executive’s performance to encourage and reflect individual contributions to corporate performance. Individual performance, as well as performance of the business, and responsibility areas that an individual oversees, are factors in assessing a particular individual’s performance.

●

Align Shareholder Interests.  Compensation is tied, in part, to our financial performance through the grant of long-term incentives under our stock plans, which help to align our executives’ interests with those of our shareholders.

Compensation Consultant: The Compensation Committee has sole authority to retain and terminate a compensation consultant to assist in the evaluation of our CEO or senior executive compensation. During fiscal 2021 and fiscal 2022, the Compensation Committee consulted with a nationally recognized third-party compensation consulting firm regarding compensation practices and programs, as well as overall industry compensation trends and dynamics, and executive pay for our CEO. The Compensation Committee had assessed the independence of the compensation consulting firm considering the factors set forth in applicable SEC rules and the Listing Rules of the NASDAQ Stock Market, LLC and had concluded no conflicts of interest were raised by the work performed by the compensation consultant.

The Compensation Committee believes that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals. The Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation. The Compensation Committee reviews and recommends to the full Board of Directors the total compensation to be paid to our CEO, in advance of the expiration of his employment agreement. The Compensation Committee reviews and recommends to the full Board of Directors on an annual basis, the long-term incentives to be awarded to other executive officers and key employees. As part of this process, the Compensation Committee reviews benchmarking of the aggregate level of executive compensation, as well as the mix of elements used to compensate the executive officers. In addition, the Compensation Committee has historically taken into account publicly available data relating to the compensation practices and policies of other companies within and outside our industry.

While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, the Compensation Committee generally believes that gathering this information is an important part of our compensation-related decision-making process. At the request of the Compensation Committee, a compensation benchmarking analysis had been conducted to assist in the determination of appropriate executive compensation for fiscal years 2007, 2008, 2010, 2013, 2016, 2020, 2021 and 2022. The information gathered about the peer companies was as follows: market capitalization, annual revenue, and annual earnings per share. The specific mix of elements of compensation that were benchmarked included: annual salary, bonuses, and stock-based compensation (which included both stock options and restricted stock). Averages of each of the above categories were calculated. Our Company’s data was then compared to the averages of the comparable companies’ data. The peer group for fiscal 2022 included the following twelve (12) companies: 1-800-Flowers, Stitchfix, Medifast, PETIQ, Blue Apron, imedia Brands, Nature’s Sunshine Products, The RealReal, E.I.F. Beauty, LifeVantage, Natural Health Trends, and Mannatech. The criteria used to determine the peer group included: U.S. based and traded on major exchanges, internet and direct marketing, revenue ranging between $50 million and $1.25 billion (a wide revenue range, given PetMed’s unique niche business), and other specific business model similarities. See “Employment Agreement and Other Agreements with Mathew N. Hulett, Current Chief Executive Officer, President, and Director, Menderes Akdag, Former Chief Executive Officer and President, and Offer Letter with Bruce S, Rosenbloom, Chief Financial Officer and Treasurer” on page 37 for a detailed description of the CEO’s current employment agreement.

The CEO evaluates the performance of the other executive officer and key employees on an annual basis and makes recommendations to the Compensation Committee with respect to stock grants pursuant to the Company’s Employee Equity Compensation Restricted Stock Plan.

Application of our Philosophy

Our executive compensation program aims to encourage our management team to continually pursue our strategic opportunities while effectively managing the risks and challenges inherent to our business. Specifically, we have created an executive compensation package that we believe balances a short-term component (annual cash compensation), specifically, base salary, and a long-term component, specifically, restricted stock.

We believe that these components are appropriate to provide incentives to our senior management and reward them for achieving the following goals:

●	develop a culture that embodies a passion for our Company, creative contribution, and a drive to achieve established goals and objectives;

●	provide leadership to our Company in such a way as to maximize the results of our business operations;

●	lead us by demonstrating forward thinking in the operation, development, and expansion of our Company;

●	effectively manage organizational resources to derive the greatest value possible from each dollar invested; and

●	take strategic advantage of the market opportunity to expand and grow our business.

Our executive compensation structure aims not only to compensate top talent at levels that our Board of Directors believes are consistent with or more attractive than other opportunities in an executive’s marketplace, but also to be fair relative to compensation paid to other professionals within our organization, relative to our short- and long-term performance results and relative to the value we deliver to our shareholders. We seek to maintain a performance-oriented culture with a compensation approach that rewards our executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation against the possibility that our goals and objectives may not be achieved. Overall, our approach is designed to relate the compensation of our executive officers to: the achievement of short- and long-term goals and objectives; their willingness to challenge and improve existing policies and structures; and their capability to take advantage of unique opportunities and overcome difficult challenges within our business.

Components of our Executive Compensation Program

Annual Cash Compensation - Base Salary

The purpose of base salary is to create a secure base of cash compensation for executives that is competitive with the market. Executives’ salary increases follow a preset schedule or formula, however, the following is considered when determining appropriate salary levels and increases: the individual’s current and sustained performance results and the methods utilized to achieve such results, and non-financial performance indicators to include strategic developments for which an executive has responsibility and managerial performance. The Compensation Committee exercises discretion in making salary decisions taking into account, among other things, each executive’s performance goals and the Company’s overall performance.

Long-Term Incentive Compensation

Long-Term Incentives. Since 2006, our long-term incentives have been in the form of restricted stock issuances.

Our Board of Directors and shareholders have adopted an Employee Equity Compensation Restricted Stock Plan, effective July 29, 2016 (“2016 Employee Plan”), allowing awards to be made until July 29, 2026, and an Outside Director Equity Compensation Restricted Stock Plan, effective July 24, 2015 (“2015 Director Plan”), allowing awards to be made until July 24, 2025. See “Equity Compensation Plan Information” on page 43 for a detailed description of these equity compensation plans.

The purpose of the 2016 Employee Plan is to promote the interests of the Company by securing and retaining employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company. The Company expects that it will benefit from the added commitment that such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's common stock. All full-time employees are eligible to receive awards under the 2016 Employee Plan, which consist of grants of restricted stock. We generally offer restricted stock grants to certain full-time employees, primarily management, after their one-year anniversary of hire. However, in fiscal 2022 restricted stock grants have been issued on the hire date of certain employees to attract the best candidates to the Company.

The purpose of the 2015 Director Plan is to promote the interests of the Company by attracting, retaining, and compensating highly qualified individuals who are not employees or affiliates of the Company or any of its subsidiaries, to serve as members of the Company’s Board of Directors, and to enable them to establish their meaningful ownership of the Company’s common stock, thereby increasing their proprietary interest in the Company and their alignment with the interests of the Company’s shareholders.

Perquisites and Other Compensation Benefits. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers, which are also generally available to employees, including medical, dental, 401(k) matching contributions and the payment of withholding taxes related to restricted stock issuances. According to the terms of Mr. Hulett’s employment contract, the Company is not responsible for the payment of withholding taxes related to his restricted stock issuances. In general, we do not view perquisites as a significant component of our executive compensation structure (ranging between 10% to 20% of overall executive compensation); however, the Compensation Committee in its discretion may revise, amend, or add to officer(s)’ executive benefits.

Stock Ownership Guidelines and Clawback Policy

In order to encourage ownership by our named executive officers and directors to have an equity interest as owners of the Company, our Board of Directors has adopted minimum stock ownership guidelines for our named executive officers and non-employee members of our Board of Directors (collectively, “Covered Persons”). These stock ownership guidelines are intended to align the financial interests of the Covered Persons with our shareholders by requiring them to acquire and maintain a meaningful ownership interest in our common stock at levels sufficient to assure our shareholders of their commitment to long-term value creation. Under our stock ownership guidelines, our named executive officers and the non-employee members of our Board of Directors are required to acquire and hold shares of our common stock with a value at least equal to the following multiple of their annual base salary or cash retainer, as applicable: CEO - five times annual base salary; other named executive officers - two times annual base salary; and non-employee members of Board of Directors - five times annual cash retainer.

Covered Persons have five years from the effective date of the stock ownership guidelines or, if later, from commencement of service as a named executive officer or non-employee member of our Board of Directors to achieve compliance with the applicable guideline. Thereafter, compliance is assessed annually on January 31st of each year. The value of shares and share equivalents is determined using the 30-day average closing trading price of our common stock prior to the applicable measurement date. If, at the applicable compliance measurement date, a Covered Person does not meet the applicable guideline, then, until he or she is in compliance with the guidelines, he or she will be expected to hold 50% of the net shares acquired thereafter as a result of the exercise, vesting or settlement of any equity award received from the Company. The Board of Directors may waive or change the holding requirements in the case of extraordinary circumstances to be determined by the Board of Directors in its sole discretion. From time to time the Board of Directors will consider and may reset the level of common stock ownership that it considers appropriate for the guideline.

As of March 31, 2022, all of our named executive officers and non-employee directors either met the applicable ownership threshold or were within the permitted time period to attain the required ownership. In addition, the Corporate Governance Guidelines include a clawback policy, which states that the Compensation Committee is authorized to recover performance-based compensation from executive officers in the event of certain financial restatements. Additional details about this policy can be found in our Corporate Governance Guidelines on our website at www.petmeds.com.

Anti-Hedging and Anti-Pledging Policies

The Board believes that it is important to align the interests of the Company’s directors and executive officers with those of the Company’s shareholders and considers it inappropriate for directors and executive officers of the Company to engage in speculative transactions in the Company’s securities.

Directors, officers, and employees of the Company are prohibited from entering into any transaction designed to hedge or having the effect of hedging (including derivative transactions), the economic risk of owning the Company’s securities. Examples of transactions that fall within this prohibition include trading in options, puts, calls and other similar instruments related to Company securities. In addition, directors, officers, and employees of the Company are prohibited from engaging in short sales (i.e., selling securities the directors, officers and employees of the Company do not own) of Company securities. Regardless of any other provision of this Company policy, the prohibitions set forth therein are not eligible for the granting of an exception.

Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise not permitted to trade in the Company’s securities, directors, officers, and employees of the Company are prohibited from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan without the written approval of the Chief Financial Officer.

EXECUTIVE COMPENSATION

On an annual basis, the Company’s management prepares a budget, which is presented to the Board of Directors, and this annual budget is discussed and must be approved by the Board. The annual budget serves as a baseline for the Company’s performance goals, including those of the executive officers. The CEO’s annual compensation package is comprised of salary and stock-based compensation determined by the Compensation Committee of the Board of Directors and approved by the Board Directors.

On May 28, 2021, the Board of Director notified the former CEO that the Company would not extend his employment agreement with the Company and that the employment agreement would therefore end on July 30, 2021 in accordance with the scheduled end date of the agreement. In connection with the end of the employment agreement, on June 11, 2021, the Company and Mr. Akdag entered into a Separation Agreement and General Release pursuant to which Mr. Akdag resigned as an officer and director of the Company effective July 30, 2021. See Employment Agreement and Other Agreements with Mathew N. Hulett, Current Chief Executive Officer, President, and Director, Menderes Akdag, Former Chief Executive Officer and President, and Offer Letter with Bruce S, Rosenbloom, Chief Financial Officer and Treasurer” on page 37 for a detailed description of the Separation Agreement and General Release.

On August 25, 2021, the Company entered into an employment agreement with Mr. Hulett to serve as the Company’s Chief Executive Officer and President. The employment agreement is for an initial term of three (3) years commencing on August 30, 2021 and will automatically renew for successive one (1) year terms, or for longer periods as mutually agreed upon by the parties, unless the employment agreement is expressly cancelled by either Mr. Hulett or the Company sixty (60) days prior to the end of the then current term or is otherwise terminated as provided in the agreement. The employment agreement provides that Mr. Hulett will receive an annual base salary of $500,000, including other benefits. Mr. Hulett was granted 90,000 restricted shares of common stock on August 30, 2021, which vest on the anniversary of the grant date over a period of 3 years. Mr. Hulett was also granted 510,000 shares of performance restricted stock under the 2016 Employee Plan, which stock restrictions will lapse on the third anniversary of the date of grant based on achieving absolute stock price hurdles, within a three-year period from the date of grant. An independent compensation consultant was retained by the Compensation Committee in fiscal 2021 and 2022 to ensure the current compensation plan for our CEO was in line with industry standards, and optimal for the benefit of the Company and its shareholders. See “Employment Agreement and Other Agreements with Mathew N. Hulett, Current Chief Executive Officer, President, and Director, Menderes Akdag, Former Chief Executive Officer and President, and Offer Letter with Bruce S, Rosenbloom, Chief Financial Officer and Treasurer” on page 37 for a detailed description of the CEO’s current employment agreement.

The evaluation method and rating scale to measure performance that has been used to determine the CEO’s compensation in the past is as follows: the evaluation method measures performance against planned objectives that can be determined quantitatively on a rating scale of 1 to 5 (with 5 being the highest rating), apportioning weight to each goal as a percentage (totaling 100%) and based on the final ratings, awarding a percentage increase in salary as follows: 5 – 8% increase in salary; 4 – 6% increase in salary; 3 – 4% increase in salary; 2 – 2% increase in salary; 1 – 0% increase in salary.

The former CEO’s compensation for fiscal year 2022 was based on the following fiscal 2021 goals, on a percentage basis: Net Revenue (35%), Net Income (35%), New Order Sales (20%), and the Employee Engagement Survey (10%). The goals of Net Revenue, Net Income, and New Order Sales are based annually on the Board-approved budget. The Employee Engagement Survey (measuring employee satisfaction) is a Company-wide goal. The method used provides planned objectives that can be determined quantitatively on a scale of 1 to 5, apportioning weight to each goal as a percentage (totaling 100%) and based on the final ratings, awarding a percentage increase in salary, at a previously predetermined amount. For example, a rating of a 3 is meeting the predetermined goal.

With respect to the former CEO’s annual compensation package for the fiscal year ended March 31, 2022, the below chart reflects his fiscal 2021 goals, his performance against the goals, and the weight placed, and rating received on each goal, which were the basis for his fiscal 2022 compensation. The total represents the weight multiplied by the rating. The CEO’s overall total rating was 2.83.

Goal	Budget	Actual	Weight	Rating	Total
Net Revenue (in millions)	$325.0	$309.2	35	2.01	0.70
Net Income (in millions)	$28.7	$30.6	35	4.33	1.51
New Order Sales	$48.0	$36.6	20	1.00	0.20
Employee Engagement Survey	82.0%	84.3%	10%	4.15	0.42
Total					2.83

With respect to the former CEO’s annual compensation package for the fiscal year ended March 31, 2022, a total rating of 1 earned no raise; a total rating of 2 earned a 2.0% raise; a total rating of 3 earned a 4.0% raise; a total rating of 4 earned a 6.0% raise; and a total rating of 5 earned a 8.0% raise. Based on the above-indicated total of 2.83, the CEO earned a 3.7% raise in annual salary for the fiscal year ended March 31, 2022. No restricted shares were granted to the former CEO in fiscal 2022.

The CFO’s annual compensation package is comprised of salary, bonus (if awarded in a particular fiscal year), and stock-based compensation. On an annual basis, the CEO together with the CFO determines the performance-based goals for the CFO at the beginning of the fiscal year. The compensation package is then submitted by the CEO for approval by the Compensation Committee.

The CFO’s compensation for fiscal 2022 was based on the CFO’s 2021 goals, which included on a percentage basis: Net Revenue (25%), Net Income (25%), General and Administrative Expenses as a Percentage of Sales (25%), Investor Outreach (15%), and the Employee Engagement Survey (10%). The goals of Net Revenue, Net Income, and General and Administrative Expenses were Company-wide goals and are based on the Board-approved budget. The Investor Outreach Goal (percentage of communication with the top 25 holders) was a goal specific to the CFO and Employee Engagement Survey (measures employee satisfaction) was a Company-wide goal. Similar to previous years, the evaluation method used measures performance against planned objectives that can be determined quantitatively on a rating scale of 1 to 5 (with 5 being the highest rating), apportioning weight to each goal as a percentage (totaling 100%) and based on the final ratings, awarding a percentage increase in salary, at a previously predetermined amount. For example, a rating of a 3 is meeting the predetermined goal. With respect to the CFO’s annual compensation package for the fiscal year ended March 31, 2022, the chart below reflects his fiscal 2021 goals, which were the basis for the fiscal 2022 compensation, and the weight placed, and rating received on each goal. The total represents the weight multiplied by the rating. The CFO’s overall total rating was 2.40.

Goal	Budget	Actual	Weight	Rating	Total
Net Revenue (in millions)	$325.0	$309.2	25%	2.01	0.50
Net Income (in millions)	$28.7	$30.6	25%	4.33	1.08
G&A Expenses as a percent of sales	8.7%	9.15%	25%	1.00	0.25
Investor Outreach	60%	24%	15%	1.00	0.15
Employee Engagement Survey	82.0%	84.3%	10%	4.15	0.42
Total					2.40

With respect to the CFO’s annual compensation package for the fiscal year ended March 31, 2022, a total rating of 1 earned no raise; a total rating of 2 earned a 2.0% raise; a total rating of 3 earned a 4.0% raise; a total rating of 4 earned a 6.0% raise; and a total rating of 5 earned an 8.0% raise. Based on the above-indicated total of 2.40, the CFO earned a 2.8% raise in annual salary for the fiscal year ended March 31, 2022.

Stock-based compensation is also determined based on the above performance criteria. With respect to the CFO’s annual stock-based compensation for the fiscal year ended March 31, 2022 he was awarded 9,925 restricted shares of common stock in July 2021, based on the above total rating of 2.40. This award was increased by 5,000 restricted shares, by the Board of Directors, due to the substantial additional responsibilities the CFO assumed during the CEO transition period in fiscal 2022. In total the CFO received a restricted stock award of 14,925 shares on July 30, 2021.

In previous fiscal years, an annual bonus was based on a Company-wide goal determined by management based on the Company’s reorder goal. A minimum bonus pool was determined, and the bonus pool would increase depending on exceeding the goal. This bonus pool was then distributed to all employees, except for the CEO. The distribution amount was based on position and time of service. In fiscal 2022, the Company’s CFO earned a bonus of $1,200.

FISCAL 2022 SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s named executive officers (“Named Executive Officers”) for the fiscal years ended March 31, 2022, 2021, and 2020.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	All Other Compensation ($) (i)	Total ($) (j)

Mathew N. Hulett, (1)	2022	$278,846	$-	$12,303,000	$20,759	$12,602,605
Chief Executive Officer	2021	-	-	-	-	-
and President	2020	-	-	-	-	-

Menderes Akdag, (2)	2022	229,045	-	-	1,008,065	1,237,110
Former Chief Executive	2021	619,925	-	1,179,360	395,301	2,194,586
Officer and President	2020	617,771	-	639,200	46,489	1,303,460

Bruce S. Rosenbloom, (3)	2022	356,106	1,200	468,496	130,657	956,459
Chief Financial Officer	2021	336,600	1,200	311,220	135,669	784,689
	2020	327,110	1,000	151,011	94,017	573,138

(1)	Mr. Hulett was appointed as our Chief Executive Officer and President on August 30, 2021.
(2)

Mr. Akdag served as our Chief Executive Officer and President from March 2001 until July 30, 2021, which was the date of the expiration of his employment contract. Included in Mr. Akdag’s other compensation were two payments of $325,000 according to the terms of his Separation Agreement and General Release, see page 38.

(3)

Mr. Rosenbloom also served as Interim CEO, along with his regular duties as CFO, in August 2022, and his salary included an additional $10,000 in compensation for assuming those added responsibilities.

The amounts reported in the Bonus column (column (d)) reflect the annual bonus paid out in the years provided. The annual bonus is based on a Company-wide goal determined by management, the bonus details are described above.

The amounts reported in the Stock Awards column (column (e)) reflect the grant date fair value, associated with each Named Executive Officer’s restricted stock award under the 2006 Employee Equity Compensation Restricted Stock Plan, calculated in accordance with the provisions of the ASC Topic 718 (Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation). For the fiscal year ending March 31, 2022, Mr. Hulett was granted 90,000 restricted shares of common stock on August 30, 2021 under the 2016 Employee Plan, which stock restrictions will lapse on the anniversary of the grant date over a period of 3 years conditioned on continued employment through the restricted periods. On August 30, 2021, Mr. Hulett was also granted 510,000 shares of performance restricted stock under the 2016 Employee Plan, which stock restrictions will lapse on the third anniversary of the date of grant based on achieving absolute stock price hurdles, within a three-year period from the date of grant and conditioned on continued employment through the performance period. The value of the 510,000 performance restricted shares issuance to Mr. Hulett was valued by a third-party valuation firm, and these shares were valued at $9.7 million, or $19.06 per share. The valuation firm utilized a Monte Carlo model to value the performance restricted shares and looked at several other factors such as historical stock price volatility. Mr. Akdag did not receive any restricted stock awards in the fiscal year ended March 31, 2022. For the fiscal year ending March 31, 2021, Mr. Akdag was granted 37,800 restricted shares of common stock on July 31, 2020, which vest on July 31, 2021. For the fiscal year ending March 31, 2020, Mr. Akdag was granted 40,000 restricted shares of common stock on July 26, 2019, which vested on July 26, 2020. For the fiscal years ended March 31, 2022, 2021 and 2020, Mr. Rosenbloom was granted 14,925 restricted shares of common stock on July 30, 2021, granted 9,975 restricted shares of common stock on July 31, 2020, and 9,450 restricted shares of common stock July 26, 2019, respectively. All of the restrictions on Mr. Rosenbloom’s restricted shares of common stock will be released on the anniversary of the grant date over a period of 3 years conditioned on continued employment through the restricted periods.

The amounts reported for the fiscal year ended March 31, 2022, in the All Other Compensation column (column (i)) reflect, for each Named Executive Officer, the sum of (i) amounts paid by the Company for withholding taxes related to restricted stock issuances, $0 for Mr. Hulett, $334,666 for Mr. Akdag, and $83,869 for Mr. Rosenbloom, (ii) the dollar value of healthcare costs paid by the Company, $20,759 for Mr. Hulett, $11,799 for Mr. Akdag, and $35,188 for Mr. Rosenbloom, and (iii) amounts contributed by the Company to the Company’s 401(k) Plan, $0 for Mr. Hulett and $11,600 for both Mr. Akdag and Mr. Rosenbloom. Included in Mr. Akdag’s all other compensation column was his separation agreement severance in the amount of $650,000. Amounts paid by the Company for withholding taxes related to restricted stock issuances and contributions paid to the Company’s 401(k) Plan are calculated on the same basis for all participants in the plan, including the Named Executive Officers.

The Company cautions that the amounts reported in the Fiscal 2022 Summary Compensation Table for stock awards reflect the grant date fair value and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued employment, and for performance based shares, the achievement of performance hurdles. Additional information on all outstanding restricted stock and stock option awards is reflected in the Fiscal 2022 Outstanding Equity Awards at Year-End table below.

FISCAL 2022 GRANTS OF PLAN-BASED AWARDS

The following table supplements the disclosure in the Fiscal 2022 Summary Compensation Table with respect to stock awards made to the Named Executive Officers in fiscal 2022.

		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Closing Price on	Grant Date Fair Value of Stock and Option
Name (a)	Grant Date (b)	(#) (i)	(#) (j)	($/Sh) (k)	Grant Date	Awards (l)

Mathew N. Hulett (1)	8/30/2021	600,000	-	-	$28.70	$17,220,000
Menderes Akdag (2)	-	-	-	-	-	-
Bruce S. Rosenbloom	7/30/2021	14,925	-	-	31.39	468,496

(1)	Mr. Hulett was appointed as our Chief Executive Officer and President on August 30, 2021.
(2)	Mr. Akdag served as our Chief Executive Officer and President from March 2001 until July 30, 2021, which was his date of resignation, and no grants were awarded in FY 2022.

Mr. Hulett’s received two restricted stock awards under the 2016 Employee Plan granted on August 30, 2021: (1) 90,000 restricted shares and (2) 510,000 performance restricted shares. The stock restrictions on the 90,000 restricted share, will lapse in one-third increments on the first, second, and third anniversaries of the grant date conditioned on continued employment through the restricted periods, and the stock restrictions on the 510,000 performance restricted shares will lapse on the third anniversary of the grant date based on reaching various stock hurdle prices before the three-year anniversary of the grant date and conditioned on continued employment through the performance period. The value of the 510,000 performance restricted shares was valued by a third-party valuation firm, and these shares were valued at $9.7 million, or $19.06 per share, which was less than the closing price on grant date of $28.70 per share. The valuation firm utilized a Monte Carlo model to value the performance restricted shares and looked at several other factors such as historical stock price volatility. Mr. Rosenbloom’s restricted stock award was granted on July 30, 2021 under the 2016 Employee Plan and the award vests in one-third increments on the first, second, and third anniversaries of the grant date conditioned on continued employment through the restricted periods. Our equity compensation plans are administered by the Compensation Committee. Restricted stock grants are made on an annual basis in amounts determined/approved by the Compensation Committee.

FISCAL 2022 OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table sets forth certain information regarding equity-based awards held by our Named Executive Officers as of March 31, 2022, which consist of restricted stock awards.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)

Mathew N. Hulett	-	-	-	-	90,000	(1)	$2,322,000
	-	-	-	-	510,000	(2)	13,158,000

Menderes Akdag	-	-	-	-	-	(3)	-

Bruce S. Rosenbloom	-	-	-	-	3,150	(4)	81,270
	-	-	-	-	6,650	(5)	171,570
	-	-	-	-	14,925	(6)	385,065

(1)

These shares of restricted stock were granted on August 30, 2021. The restrictions on these shares will be released on the first, second, and third anniversaries of the grant date conditioned on continued employment through the restricted periods.

(2)

These shares of performance restricted stock were granted on August 30, 2021. The restrictions on these shares will be released on the third anniversary of the grant date based on reaching various stock hurdle prices before the three-year anniversary of the grant date and conditioned on continued employment through the performance period.

(3)	As of March 31, 2022 our former CEO had no unvested restricted stock outstanding.
(4)

These shares of restricted stock were granted on July 26, 2019. The restrictions on these shares will be released on the third anniversary of the grant date conditioned on continued employment through the restricted periods.

(5)

These shares of restricted stock were granted on July 31, 2020. These shares vest on the second and third anniversaries of the grant date conditioned on continued employment through the restricted periods.

(6)

These shares of restricted stock were granted on July 30, 2021. These shares vest on the first, second, and third anniversaries of the grant date conditioned on continued employment through the restricted periods.

The amounts reported in the Market Value of Shares or Units of Stock That Have Not Vested column (column (h)) were determined by multiplying the number of shares of common stock, as applicable, by $25.80, the closing price of common stock on March 31, 2022. The Company cautions that the amounts reported in the 2022 Grants of Plan-Based Awards table and the Fiscal 2022 Outstanding Equity Awards at Year-End table for these stock awards reflect the grant date fair value and market value at March 31, 2022, and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued employment.

FISCAL 2022 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding delivery of restricted stock upon the release of restrictions on the restricted stock by each of our Named Executive Officers listed in the Fiscal 2022 Summary Compensation Table, during fiscal 2022.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Menderes Akdag (1)	-	-	37,800	$1,186,542
Mathew N. Hulett (2)	-	-	-	-
Bruce S. Rosenbloom	-	-	9,975	297,355

(1)

Mr. Akdag served as our Chief Executive Officer and President from March 2001 until July 2021. On June 11, 2021, the Company and Mr. Akdag entered into a Separation Agreement and General Release pursuant to which Mr. Akdag resigned as an officer and director of the Company effective July 30, 2021.

(2)	Mr. Hulett was appointed as our Chief Executive Officer and President on August 30, 2021.

The value realized on the vesting of restricted stock for Mr. Akdag was determined by multiplying the 37,800 shares acquired on vesting by $31.39 the closing price of the common stock at the vesting date, on July 31, 2021. The value realized on the vesting of restricted stock for Mr. Rosenbloom was determined by multiplying the 3,150 shares acquired on vesting by $28.22, the closing price of the common stock at the vesting date, on July 26, 2021, 3,500 shares acquired on vesting by $29.74, the closing price of the common stock at the vesting date, and on July 27, 2021, and 3,325 shares acquired on vesting by $31.39, the closing price of the common stock at the vesting date, on July 31, 2021.

2022 Pension Benefits and Deferred Compensation

The Company does not provide pension benefits and the Company does not have provisions for deferred compensation.

Employment Agreement and Other Agreements with Mathew N. Hulett, Current Chief Executive Officer, President, and Director, Menderes Akdag, Former Chief Executive Officer and President, and Offer Letter with Bruce S, Rosenbloom, Chief Financial Officer and Treasurer

Mathew N. Hulett

On August 25, 2021, the Company entered into an employment agreement with Mr. Hulett to serve as the Company’s Chief Executive Officer and President. The employment agreement is for an initial term of three (3) years commencing on August 30, 2021 and will automatically renew for successive one (1) year terms, or for longer periods as mutually agreed upon by the parties, unless the employment agreement is expressly cancelled by either Mr. Hulett or the Company sixty (60) days prior to the end of the then current term or is otherwise terminated as provided in the agreement. The employment agreement provides that Mr. Hulett will receive an annual base salary of $500,000, subject to periodic review for increases with the approval of the Board of Directors, and will be eligible to participate in the standard employee benefit plans generally available to executives and employees of the Company, including health insurance, life and disability insurance, restricted stock under the Company’s equity compensation plan(s), 401(k) plan, and paid time off and paid holidays. The employment agreement also provides that the Company will reimburse Mr. Hulett for his documented business expenses incurred in connection with his employment pursuant to the Company's standard reimbursement expense policy and practices.

The employment agreement contains certain rights of Mr. Hulett and the Company to terminate Mr. Hulett’s employment, including termination by the Company for “Cause” as defined in the employment agreement, and termination by Mr. Hulett for “Good Reason” as defined in the employment agreement within twelve (12) months of a Change in Control as defined in the employment agreement. Mr. Hulett is also entitled to severance pay equal to twelve (12) months of Mr. Hulett’s current base salary and eighteen (18) months of health insurance benefits in the event of his termination by the Company without Cause, or termination by Mr. Hulett for Good Reason within twelve (12) months of a Change in Control. The foregoing severance benefits are conditioned upon Mr. Hulett’s execution of a release of claims and compliance with certain restrictive covenants. The employment agreement contains customary non-disclosure and non-solicitation provisions as well as a one (1) year non-compete following the termination of the agreement.

On August 30, 2021, Mr. Hulett also received an award of 90,000 shares of restricted stock under the Company’s 2016 Employee Plan, which stock restrictions will lapse pro rata on each of August 30, 2022, August 30, 2023, and August 30, 2024, which are subject to forfeiture in the event of termination of employment (except as provided in the restricted stock agreement).

Mr. Hulett also received an award of 510,000 shares of performance restricted stock under the 2016 Employee Plan, which stock restrictions will lapse on the third anniversary of the date of grant based on (i) achieving absolute stock price hurdles within the three-year period from the date of grant, and (ii) continued employment through the performance period of three years from the date of grant, in accordance with the following schedule: 85,000 shares at the stock hurdle price of $40 per share, 107,000 shares at the stock hurdle price of $45 per share, 106,000 shares at the stock hurdle price of $50, 106,000 shares at the stock hurdle price of $55, and 106,000 shares at the stock hurdle price of $60.

Should none of the absolute stock price hurdles be met during the three-year period from the date of grant no shares would vest (as defined in the performance restricted stock agreement). Once the absolute stock price hurdle is achieved, it will be considered to have met the absolute stock price hurdle, regardless of the stock price on the third anniversary of the date of grant. The absolute stock price hurdle would be considered to have been met if the average closing stock price of the Company is at or above the absolute stock price hurdle for a period of ninety (90) consecutive trading days. If the shares would be considered to have met the absolute stock price hurdle, they will only vest on the third anniversary of date of grant, subject to Mr. Hulett’s continued employment through the performance period of three years from the date of grant (except as provided in the performance restricted stock agreement). As of June 1, 2022, none of the performance restricted stock vested, as no performance stock price hurdles were met.

Menderes Akdag

Effective as of March 16, 2001, the Company entered into an employment agreement with Menderes Akdag, former Chief Executive Officer and President of the Company. The employment agreement was subsequently amended by amendment no. 1 through amendment no. 8, the last amendment effective as of July 31, 2020. On May 28, 2021, the Board of Director notified Mr. Akdag that the Company would not extend his employment agreement with the Company and that the employment agreement would therefore end on July 30, 2021 in accordance with the scheduled end date of the agreement. In connection with the end of the employment agreement, on June 11, 2021, the Company and Mr. Akdag entered into a Separation Agreement and General Release.

Pursuant to the Separation Agreement and General Release, Mr. Akdag’s last day of employment with the Company and its subsidiaries was on July 30, 2021, and he resigned as a director of the Company and its subsidiaries effective following the Company’s 2021 annual shareholder meeting on July 30, 2021. The Separation Agreement and General Release provides Mr. Akdag with the following principal severance benefits, contingent upon Mr. Akdag’s compliance with the employment agreement, the Non-Disclosure, Non-Compete and Non-Solicitation Agreement dated November 12, 2012, and the Separation Agreement and General Release, and the execution and delivery of a customary reaffirmation of the obligations, covenants, releases, and waivers contained in the Separation Agreement and General Release: (i) a lump sum cash payment of $325,000, which was paid on August 10, 2021; and (ii) a lump sum cash payment of $325,000, was paid on December 31, 2021. In addition, Mr. Akdag’s 37,800 unvested shares of restricted common stock of the Company were released from restriction on July 31, 2021.

Pursuant to the Separation Agreement and General Release, Mr. Akdag is required to comply with certain restrictive covenants regarding nondisclosure of Company information, non-disparagement, non-competition and non-solicitation of Company customers and employees under the Non-Disclosure, Non-Compete and Non-Solicitation Agreement with the Company dated November 12, 2012 (see “Non-Compete and Non-Disclosure Agreements” below).

Bruce Rosenbloom

The Company entered into an Amendment No. 1 to the offer letter with Mr. Rosenbloom, our CFO, in August 2017. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Rosenbloom's annual base salary as of March 31, 2022 was $347,197, and he is eligible to receive annual bonus compensation and restricted stock awards under the 2016 Employee Plan.

Potential Payments on Termination and/or Change in Control

This section describes the payment that may be made to Mr. Hulett upon termination or change in control of the Company, (as both are described in his employment agreement) pursuant to his employment agreement, and to Bruce S. Rosenbloom, CFO, pursuant to conditions of his employment letter dated May 30, 2001, as amended on August 24, 2017.

Mr. Hulett’s employment agreement contains certain rights of Mr. Hulett and the Company to terminate Mr. Hulett’s employment, including termination by the Company for “Cause” as defined in the employment agreement, and termination by Mr. Hulett for “Good Reason” as defined in the employment agreement within twelve (12) months of a Change in Control as defined in the employment agreement. Mr. Hulett is also entitled to severance pay equal to twelve (12) months of Mr. Hulett’s current base salary and eighteen (18) months of health insurance benefits in the event of his termination by the Company without Cause, or termination by Mr. Hulett for Good Reason within twelve (12) months of a Change in Control. The foregoing severance benefits are conditioned upon Mr. Hulett’s execution of a release of claims and compliance with certain restrictive covenants. The employment agreement contains customary non-disclosure and non-solicitation provisions as well as a one (1) year non-compete following the termination of the agreement.

Pursuant to Mr. Rosenbloom’s offer letter, as amended, the Company can terminate the employment of Mr. Rosenbloom either upon mutual consent, for cause, or without cause. If the Company should terminate Mr. Rosenbloom’s employment without cause, the Company would be required to give Mr. Rosenbloom twelve months’ severance pay at his base salary (potential severance payment of $347,197), at the time of termination. In the event that a change of control (as defined in the employment letter, as amended) occurs, and within three months thereafter Mr. Rosenbloom is not offered a commensurate position with a salary commensurate with the duties and responsibilities of the position and/or he chooses to terminate his employment with the Company, such termination shall be considered “with good cause” and Mr. Rosenbloom will be entitled to the severance pay described above, provided however, that Mr. Rosenbloom provides the Company with written notice within sixty (60) days of the initial existence of the condition that he believes constitutes good cause in connection with a change of control specifically identifying the acts or omissions constituting the grounds therefor and a reasonable cure period of not less than thirty (30) days following the date of such notice.

Non-Compete and Non-Disclosure Agreements

Both Mr. Hulett and Mr. Rosenbloom are parties to a Non-Disclosure, Non-Compete and Non-Solicitation Agreement with the Company. Each executive agreed to keep in confidence any and all confidential business information the executive becomes aware of or learns or to which he has access during his employment with the Company which has not been publicly disclosed and is not a matter of common knowledge, both during and for two years after their employment. Each executive also agreed that upon termination of employment, each will not, for a period of two (2) years after such termination, either directly or indirectly, as a principal, officer, director, proprietor, employee, contractor, partner, investor (apart from owning stock in any publicly traded corporation so long as such ownership does not exceed five percent (5%) of the total value of the outstanding stock of such corporation), advisor, agent, representative or other participant engage in any business that is in actual or prospective competition with the Company, solicit or otherwise attempt to induce or solicit, or in any other manner influence, any current or future employee or vendor of the Company to terminate or modify his/her/its relationship with the Company, or solicit or otherwise attempt to induce or solicit, or in any other manner influence, any customer or prospective customer of the Company.

Limitation on Liability and Indemnification Matters

Our Bylaws contain provisions that limit the liability of our directors and executive officers for monetary damages to the fullest extent permitted by the Florida Business Corporation Act, and requires us to indemnify our directors and executive officers made or threatened to be made a party to an action or proceeding, by reason of the fact that he or she serves or served in such capacity at our request to the maximum extent not prohibited by the Florida Business Corporation Act or any other applicable law and allow us to indemnify other officers, employees, and other agents as set forth in the Florida Business Corporation Act or any other applicable law.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws and other applicable law. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services to us, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer or director. We believe that these Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, excluding our CEO. For the fiscal year ended March 31, 2022 as determined under Item 402 of Regulation S-K under the Exchange Act (“Regulation S-K”):

• the median of the annual total compensation of all employees of our Company (other than our CEO) was $41,750; and

• the annual total compensation of our CEO was $2,879,716 (excluding the valuation of our CEO’s performance restricted shares, which has a valuation of $9,720,00, and none of these shares have vested as the fair market value of the Company’s share price is below the initial stock hurdle price of the performance restricted stock).

Based on this information, for fiscal 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 69:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. As permitted by SEC rules, to identify our median employee, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for fiscal 2022 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in fiscal 2022, and the value of equity awards granted to our employees in fiscal 2022.

For any fulltime employees who were hired during the 2022 fiscal year, an estimated amount was used based on their hourly rate or annual salary. Further, we used March 31, 2022 as the date on which to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population. Based on this approach, we selected the individual who represented the median employee. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our 2022 Summary Compensation Table.

Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our Named Executive Officers, to $1 million per executive officer per year. Prior law provided an exception to this deduction limit for compensation paid to our CFO and for certain "performance-based compensation." Effective for tax years beginning after December 31, 2017, this deduction limit applies to all of our Named Executive Officers and the exception for "performance-based compensation" is no longer available.

As a result, compensation paid to our Named Executive Officers in excess of $1 million is not deductible unless it qualifies for the transition relief applicable to certain compensation arrangements in place as of November 2, 2017, including stock options that were granted through such date, restricted stock awards that were granted to our CFO through such date, and restricted stock awards that were granted to others before April 1, 2015. Because of the limited availability of formal guidance under the transition relief provisions, we cannot guarantee that any compensation arrangements intended to qualify for exemption under Section 162(m) will actually receive this treatment.

While our Compensation Committee is mindful of the benefit to us of the full tax deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our Named Executive Officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee may approve compensation that may not be fully deductible because of the limits of Section 162(m). Our Compensation Committee intends to continue to compensate our Named Executive Officers in a manner it believes is consistent with the best interests of our Company and our shareholders.

DIRECTOR COMPENSATION

The Company’s compensation philosophy includes an intention to provide employees, officers, and board members a compensation package in line with identified peer group companies.  The Company believes that it is important to give management and the Board members a financial stake in the Company to encourage decisions and actions that will benefit all shareholders. As such, all recipients of stock grants can participate equally in the gains and declines in the Company’s valuation.  Further, the philosophy has been to structure the Board of Directors’ compensation package more heavily weighted to actual stock price performance. Our Board of Directors reviews non-employee director compensation arrangements on a periodic basis., the Company’s Board determined to keep non-employee director compensation in fiscal year 2022 at the same level as the prior year, with all non-employee directors receiving the same compensation regardless of duties within the Board structure, apart from the increase in fiscal 2020 to the annual retainer fee for the Chair of the Board (see below). The Company does not pay additional fees for committee chairs or committee membership, and no fees are paid for attending meetings.

Non-employee directors receive a specific number of shares of common stock rather than a specific dollar amount. In addition, there is an annual vesting over a three-year period, further incentivizing continuity and a long-term outlook to enhance shareholder value.   Any change in the total compensation levels shown for non-employee directors is reflective of the change in stock price year-to-year rather than any changes in the director compensation philosophy or actual compensation plans of the Company. The Board and management believe that the philosophy of awarding share grants to Board members aligns employees’, officers’, and board members’ compensation to the benefit of all stakeholders.

Each non-employee member of our Board of Directors who is a sitting member of our Board of Directors as of the date of our annual shareholder meeting for each such year receives an annual retainer of $40,000, payable quarterly, and the Chair of the Board receives an additional annual retainer fee of $15,000, payable quarterly. Each of our non-employee directors also receives an annual grant of 7,500 shares of restricted stock on the date of our annual shareholders meeting of such year under the 2015 Director Plan.

The annual grant of shares of restricted stock to the non-employee directors vest equally over a three-year period, on the anniversary of issuance date (usually the date of the annual shareholder’s meeting) so long as the recipient is a director on such date. For the fiscal year ended March 31, 2022, each non-employee director was granted 7,500 restricted shares under the 2015 Director Plan on July 30, 2021. This grant will vest in one-third increments on July 30, 2022, 2023, and 2024. The Company also pays the reasonable travel and accommodation expenses of non-employee directors in connection with their participation in meetings of the Board of Directors.

Based on the recommendation of our Compensation Committee and approval of our Board of Directors, new non-employee directors will be eligible to receive a grant of 7,500 shares of restricted stock at the time of their election at the Company’s annual meeting of shareholders. New non-employee directors who are appointed mid-year will receive a prorated restricted share issuance for service from the date of their appointment through the occurrence of the date of the Company’s annual meeting of shareholders. Awards to new non-employee directors will vest equally over a three-year period, on the anniversary of issuance date so long as the recipient is a director on such date. Also, annual retainers for new non-employee directors are prorated during a director’s first year of service.

An independent compensation consultant was retained by the Compensation Committee in fiscal 2020 to ensure the current compensation plan for our non-employee directors was in line with industry standards, and optimal for the benefit of the Company and its shareholders.

The following table summarizes the compensation earned by and paid to the Company’s non-employee directors for the fiscal year ended March 31, 2022. The compensation paid to Mr. Hulett and Mr. Akdag is shown under “Executive Compensation” in the table entitled “Fiscal 2022 Summary Compensation Table” and the related explanatory tables. Mr. Hulett does not, and Mr. Akdag did not receive any compensation for his service as a member of the Board.

FISCAL 2022 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (g)	Total ($) (h)

Leslie C.G. Campbell (4)	$40,000	$298,425	$-	$338,425
Peter S. Cobb (1)	20,000	235,425	-	255,425
Gian M. Fulgoni	55,000	235,425	-	290,425
Ronald J. Korn	40,000	235,425	-	275,425
Diana Garvis Purcel (2)	-	-	-	-
Jodi Watson (3) (4)	27,363	361,988	-	389,350

(1)	Mr. Cobb started his service on our Board of Directors upon election on July 30, 2021.
(2)	Ms. Purcel was appointed on our Board of Directors on April 4, 2022.
(3)	Ms. Watson was appointed on our Board of Directors on June 2, 2021.
(4)	In January 2022, the Company issued 2,500 restricted shares to Ms. Campbell and Ms. Watson under the 2015 Director Plan, with a fair value of $25.20 per share. These directors took on substantial additional responsibilities as the CEO transition team of the Board during fiscal 2022.

The amounts reported in the Stock Awards column (column (c)) reflect the grant date fair value, associated with each director’s award under the 2015 Outside Director Equity Compensation Restricted Stock Plan, calculated in accordance with the provisions of the ASC Topic 718 (Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation).

The Company cautions that the amounts reported in the Fiscal 2022 Director Compensation table for stock awards reflect the vesting date fair value and may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the director’s continued service on the Board.

EQUITY COMPENSATION PLAN INFORMATION

2015 and 2016 Equity Compensation Restricted Stock Plans

Our Board of Directors and shareholders adopted the 2015 Outside Director Equity Compensation Restricted Stock Plan, effective July 24, 2015 (“Director Plan”) which authorized an amount of 400,000 shares as the maximum number of shares of common stock that may be awarded thereunder, with an automatic increase on the first trading day of January each calendar year during the term of the plan by an amount equal to ten percent (10%) of the total number of shares of common stock, with awards to be made until July 24, 2025. At March 31, 2022, the Company had 208,880 restricted common shares issued under the 2015 Director Plan.

Our Board of Directors and shareholders adopted the 2016 Employee Equity Compensation Restricted Stock Plan, effective July 29, 2016 (“Employee Plan”) which authorized an amount of 1,000,000 shares as the maximum number of shares of common stock that may be awarded thereunder, with awards to be made until July 29, 2026. At March 31, 2022, the Company had 893,258 restricted common shares issued under the 2016 Employee Plan.

Description of Equity Compensation Plans

Administration of Plans

The Employee Plan is administered by the Company’s Compensation Committee, which has the sole authority to (i) designate participants in the Employee Plan, (ii) determine the number of shares to be covered by grants under the Employee Plan, (iii) determine the terms and conditions of any grant under the Employee Plan, (iv) interpret and administer the Employee Plan, (v) establish, amend, suspend or waive rules and guidelines and appoint such agents as it deems appropriate for the administration of the Employee Plan, and (vi) make any other determination and take any other action that it deems necessary or desirable for administration of the Employee Plan. The Director Plan is administered by the Company’s Board of Directors, which has the sole authority to (i) grant shares under the Director Plan, (ii) interpret and administer the Director Plan, (iii) determine the terms and conditions of any grant under the Director Plan, (iv) establish, amend, suspend or waive rules and guidelines and appoint such agents as it deems appropriate for the administration of the Director Plan, and (v) make any other determination and take any other action that it deems necessary or desirable for administration of the Director Plan.

Awards and Vesting

The Compensation Committee has the authority to grant to Employee Plan participants awards of restricted stock that will be subject to such conditions, restrictions and contingencies as the Compensation Committee may impose. Pursuant to the Employee Plan, the minimum restricted period applicable to certain grants of restricted stock will be one year and the maximum restricted period will be ten years. Such restricted period would terminate under the following circumstances: the participant's total and permanent disability or the participant's death. Except as otherwise determined by the Compensation Committee, upon termination of employment for any reason during the applicable restriction period, all shares subject to restrictions granted under the Employee Plan will be forfeited and reacquired by the Company.

The Board of Directors has the authority to grant to Director Plan participants awards of restricted stock. Pursuant to the Director Plan, the minimum restricted period applicable to certain grants of restricted stock will be one year and the maximum restricted period will be ten years. Such restricted period would terminate under the following circumstances: the participant's total and permanent disability or the participant's death. Except as otherwise determined by the Board of Directors, if a participant shall cease to serve as an independent (outside) director for any reason during the applicable restriction period, all shares subject to restrictions granted under the Director Plan will be forfeited and reacquired by the Company.

Pursuant to the Director Plan, each person who is an independent director, following the Company’s annual meetings of shareholders each year will automatically be granted an award of 7,500 shares of common stock (subject to change with Board approval). The grant date with respect to each such award will be the date on which the award is granted.

Escrow of Stock Certificates

Certificates representing the restricted stock will be registered in the name of the participant, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and the Company will retain physical possession of the certificate in escrow until all restrictions have been lifted or requirements met.

Rights with Respect to Shares

During the period in which any shares of restricted stock granted under the Employee Plan or Director Plan are subject to any restrictions, the participant to whom such shares have been awarded will have all the rights of a shareholder with respect to such shares, including the right to vote such shares and the right to receive dividends on such shares.

Restrictions and Adjustments

Restricted stock grants under the Employee Plan and Director Plan may not be assigned, transferred or pledged by the participant, other than by will or the laws of descent and distribution (unless assigned or transferred to the Company) prior to the time at which all applicable restrictions imposed under the terms of the relevant award have expired, lapsed, or have been waived or satisfied.

In the event of any change in the Company’s common stock by reason of recapitalization, merger, consolidation, combination or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, (i) the numbers and class of shares covered by outstanding awards under the Employee Plan and Director Plan, and (ii) the aggregate number and class of shares available under the Employee Plan and Director Plan, would be adjusted by the Compensation Committee or Board of Directors, respectively. Any new, additional or different securities to which the participant is entitled with respect to an award by reason of such adjustment shall be deemed to be restricted stock and shall be subject to the same terms, conditions, and restrictions as the award so adjusted.

Change in Control

Pursuant to the Employee Plan and Director Plan, unless an award agreement expressly provides otherwise, upon the effective date of a “change in control” of the Company, any restricted period imposed on an award would immediately terminate. For purposes of the Employee Plan and Director Plan, a “change in control” means the happening of any of the following events:

●	any individual, entity or group becomes the owner of 20% or more of the Company’s outstanding common shares;

●

there occurs within any period of two consecutive years any change in the directors of the Company such that the members of the Company's Board of Directors prior to such change do not constitute a majority of the directors after giving effect to all changes during such two-year period unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

●

the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another company or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such company or other entity immediately after such transaction is held in the aggregate by holders of the Company's common stock immediately before such transaction.

Amendment or Termination of Plans; Amendments to Awards

The Employee Plan may be amended, suspended, discontinued, or terminated by the Compensation Committee without the consent of shareholders, plan participants, or other holder of an award under the Employee Plan, and the Director Plan may be amended, suspended, discontinued, or terminated by the Board of Directors without the consent of shareholders, plan participants, or other holder of an award under the Director Plan. However, without the approval of shareholders, no such amendment, suspension, discontinuation, or termination may be made that would increase the total number of shares available for awards under the plans, extend the duration of the plans, or materially increase the benefits accruing to participants under the plans.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2022, Leslie C.G. Campbell, Peter S. Cobb, Gian M. Fulgoni Ronald J. Korn, and Jodi Watson served on the Compensation Committee. None of our Compensation Committee members have ever been an officer or employee of the Company or of any of our subsidiaries and none of our executive officers have served on the compensation committee or board of directors of any company of which any of our directors is an executive officer. Accordingly, insiders do not participate in compensation decisions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board’s policy requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to the Company than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. We have adopted written Related Party Transaction Policies and Procedures to comply with Item 404 of Regulation S-K, under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the approval of our Board. The Audit Committee of our Board is responsible for the review and recommendation to the Board for approval of all related party transactions. In connection with its review of a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the related party transaction. A related party is not deemed to have a direct or indirect material interest in a transaction and such transaction is not a related party transaction under our policy if such related party’s interest in such transaction arises only from an ownership interest of less than one percent in, or as a director of, such entity that is a party to the transaction.

Our Board, by a vote of the disinterested directors, must approve all related party transactions that are recommended by the Audit Committee. Except as described below, since the beginning of the Company’s last fiscal year, the Company has not had, or been a party to, nor is there currently proposed, a transaction with a related party.

The Company’s Board of Directors Chairman, Gian Fulgoni, serves on the board of directors of Prophet, a brand and marketing consulting company, which PetMed Express, Inc. engaged with in March 2021 for certain consulting services at a cost of $292,000. The Company expensed $32,000 in fiscal 2021, with the remaining $260,000 expensed in fiscal 2022. This transaction was approved by the Company’s Board of Directors, with terms that were comparable to those with an unrelated third party.

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Florida law.

INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to the Board.

OTHER MATTERS

Our Board of Directors does not intend to present, or have any reason to believe others will present, any items of business other than those matters set forth in this Proxy Statement. If other matters are properly brought before the Board of Directors at the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our Board of Directors.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K for the year ended March 31, 2022, exclusive of certain exhibits filed with the SEC, accompanies this Proxy Statement. These exhibits, as well as our quarterly reports on Form 10-Q, current reports of Form 8-K and other information filed by the Company with the SEC, are available to the public free of charge over the internet at our website at www.petmeds.com under the section “About Us” located at the bottom of the website page or at the SEC's web site at www.sec.gov, or upon written request to the Corporate Secretary, PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445 or by contacting Investor Relations at 1-800-738-6337, or by email at investor@petmeds.com. Our SEC filings are available through our website as soon as reasonably practicable after we have electronically filed or furnished them to the SEC. The information on our website is not a part of this Proxy Statement.

Delray Beach, Florida June 17, 2022	By Order of the Board of Directors, /S/ MATHEW N. HULETT MATHEW N. HULETT Chief Executive Officer, President, Director

EXHIBIT A

PETMED EXPRESS, INC.

2022 EMPLOYEE EQUITY COMPENSATION

RESTRICTED STOCK PLAN

1. PURPOSE OF PLAN

The purpose of the PetMed Express, Inc. 2022 Restricted Stock Plan (the "2022 Plan"), which is being established by PetMed Express, Inc. on behalf of itself, its subsidiaries and affiliates (collectively, the "Company"), is to secure and retain employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company. The Company expects that it will benefit from the added commitment which such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.

2. STOCK SUBJECT TO THE 2022 PLAN

The shares that may be awarded under the 2022 Plan (without payment by participants) shall be the common stock, par value $.001 per share, of the Company (“Common Stock”), and shall be authorized, but un-issued, shares. The maximum number of shares of Common Stock that may be awarded hereunder (subject to any adjustments as provided below) shall not in the aggregate exceed 1,000,000 shares. Shares of Common Stock forfeited as a result of a participant's termination of employment shall again become available for award under the 2022 Plan.

3. ADMINISTRATION

The 2022 Plan shall be administered by the Compensation Committee of the Board of Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). No member of the Committee shall be eligible to participate in the 2022 Plan.

The Committee shall have the sole authority to (i) award shares of Common Stock (“Restricted Stock”) under the 2022 Plan; (ii) consistent with the 2022 Plan, determine the provisions of the shares to be awarded, the restrictions and other terms and conditions applicable to each award of shares under the 2022 Plan; (iii) interpret the 2022 Plan, the instruments evidencing the restrictions imposed upon stock awarded under the 2022 Plan and the shares awarded under the 2022 Plan; (iv) adopt, amend and rescind rules and regulations for the administration of the 2022 Plan; and (v) generally administer the 2022 Plan and make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. Committee decisions and selections shall be made by a majority of its members present at the meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all of the members of the Committee, including through electronic consent, shall be as fully effective as if it had been made at a meeting duly held.

4. ELIGIBILITY

All employees, including officers, of the Company who are, from time to time, responsible for the management, growth and protection of the business of the Company shall be eligible for awards of stock under the 2022 Plan. No member of the Board of Directors of the Company shall be eligible to participate in the 2022 Plan unless such director is also an employee of the Company. The employees who shall receive awards under the 2022 Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be awarded to each such employee selected. The Committee may, within the terms of the 2022 Plan, be selective and non-uniform with respect to its determination of the amount of awards and the eligible employees to whom such awards are made.

5. RIGHTS WITH RESPECT TO SHARES

A participant to whom an award of Restricted Stock has been made under the 2022 Plan will have all of the rights of a shareholder with respect to the shares of Common Stock so awarded, including, but not limited to, the right to receive, subject to the following sentence, such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of the Company’s shareholders. As a condition to the grant of the award under the 2022 Plan, and without limiting the provisions of Section 7(b) hereof, dividends, if any, as may be declared on such shares of Common Stock shall be deposited into an escrow or similarly segregated account, and disbursement of such dividends to the participant will occur only upon the delivery of the shares of Common Stock to which such dividends relate, and in the event the shares of Common Stock to which such dividends relate are forfeited, the participant’s right to receive disbursement of such dividends will be forfeited and the amount of the dividends shall be returned to the Company.

6. INVESTMENT REPRESENTATION

If the shares of Common Stock that have been awarded to an employee pursuant to the terms of the 2022 Plan are not registered under the Securities Act of 1933, as amended, pursuant to an exemption from registration, such employee, if the Committee shall deem it advisable, may be required to represent and agree by written or electronic instrument (i) that any shares of Common Stock acquired by such employee pursuant to the 2022 Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that such employee has acquired such shares of Common Stock for the participant’s own account and not with a view to the distribution thereof.

7. RESTRICTIONS

(a) Terms, Conditions and Restrictions. In addition to such other terms, conditions and restrictions as may be imposed by the Committee and contained in the instrument under which awards of Common Stock are made pursuant to the 2022 Plan, (i) no Common Stock so awarded shall be restricted for a period (the "Restriction Period") of less than one year or more than ten years unless otherwise specified by the Committee; and (ii) except as provided in paragraph (e) below, the recipient of the award shall remain in the employ of the Company during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to such restrictions.

(b) Transferability Restriction. No share awarded under the 2022 Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable thereto.

(c) Agreements; Stock Legend. As a condition to the grant of an award under the 2022 Plan, each eligible employee selected to participate shall execute and deliver to the Company, including through electronic medium, an agreement evidencing the award, in form and substance satisfactory to the Committee reflecting the conditions and restrictions imposed upon the Restricted Stock awarded. Certificates or book entries evidencing shares of Restricted Stock pursuant to such awards will include an appropriate legend referring to the restrictions and the instruments to which such awards are subject.

(d) Additional Conditions. In the agreements evidencing awards or otherwise, the Committee may impose such other and additional terms, conditions and restrictions upon the award as it, in its discretion, deems appropriate including, without limitation, that the Company shall have the right to deduct from payments of any kind due to the participant, any federal, state or local taxes of any kind required by law to be withheld with respect to the shares awarded.

(e) Lapse of Restrictions. The restrictions imposed under paragraph (a) above shall terminate with respect to the shares of Common Stock to which they apply on the earliest to occur of the following, unless otherwise specified by the Committee:

(i)	the expiration of the Restriction Period;
(ii)	the participant's total and permanent Disability (as defined below); or
(iii)	the participant's death.

“Disability” means the employee’s inability to substantially perform his or her duties in his or her normal and regular manner, with reasonable accommodation, for more than ninety (90) days (whether consecutive or not) in any twelve (12) month period, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and employee or, if the parties cannot agree, by a physician selected by agreement of a physician designated by the Company and a physician designated by the employee. Employee shall submit to a reasonable number of examinations by the physician making the determination of Disability, and employee hereby authorizes the disclosure and release of all supporting medical records to the Company.

Certificates or book entries evidencing shares of Common Stock with respect to which restrictions have lapsed as provided above shall, upon lapse thereof, be released from escrow and delivered to the participant or, in the event of participant's death, to participant's personal representative. Any stock legend referring to the restrictions imposed hereunder shall thereupon be removed.

(f) Change of Control of the Company. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise, any Restriction Period and restrictions imposed on Restricted Stock shall terminate.

For purposes of the 2022 Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

(i) any person, as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes a beneficial owner (within the meaning of Rule 13d-3 under such Act) of 20% or more of the Company's outstanding Common Stock;

(ii) within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 7(f)(ii), and (B) was not designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 7(f)(iii); or

(iii) the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another company or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such company or other entity immediately after such transaction is held in the aggregate by holders of the Company's Common Stock immediately before such transaction.

In addition, if the Company enters into an agreement or series of agreements or the Board of Directors of the Company adopts a resolution which results in the occurrence of any of the foregoing events, and the employment of a participant is terminated after and as the sole result of the entering into of such agreement or series of agreements or the adoption of such resolution then, upon the occurrence of any of the events described above, a Change in Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution and the participants shall be entitled to the delivery as of such date of any forfeited Restricted Stock.

8. MISCELLANEOUS

(a) No Right to Receive Award. Nothing in the 2022 Plan shall be construed to give any employee of the Company any right to receive an award under the 2022 Plan.

(b) Additional Shares Received With Respect to Restricted Stock. Any shares of Common Stock or other securities of the Company received by an employee as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of Common Stock received pursuant to an award hereunder shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the original award.

(c) Certificates or book entries evidencing Shares. Shares of Restricted Stock granted under the 2022 Plan shall be evidenced by certificates or book entries evidencing such shares in the books of the Company (or, as applicable, its transfer agent). Certificates or book entries evidencing shares of Restricted Stock shall be registered in the name of the participant, shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares and the Company may, in its sole discretion, retain physical possession of the certificate in escrow until all restrictions have been lifted or requirements met.

(d) No Effect on Employment Rights. Nothing in the 2022 Plan or in the instruments evidencing the grant of an award hereunder shall in any manner be construed to limit in any way the right of the Company or a subsidiary to terminate an employee's employment at any time, or give any right to an employee to remain employed by the Company.

(e) Governing Law. All provisions of the 2022 Plan shall be construed in accordance with the laws of Florida except to the extent preempted by federal law.

(f) No Restriction on Corporate Action. Nothing contained in the 2022 Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in the best interest, whether or not such action would have an adverse effect on the 2022 Plan or any shares of Common Stock granted under the 2022 Plan. No employee, non-employee director, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

9. EFFECTIVE DATE OF 2022 PLAN

The 2022 Plan shall become effective when approved by the Shareholders of the Company.

10. AMENDMENTS

The Committee may amend or terminate the 2022 Plan without shareholder approval unless shareholder approval is required by any federal or state law or regulation or the rules of The Nasdaq Stock Market. The Committee shall not have the right to amend the 2022 Plan to:

(i)	except as provided in paragraph 8(b) of the 2022 Plan, increase the maximum number of shares reserved for purposes of the 2022 Plan;

(ii)	extend the duration of the 2022 Plan; or

(iii)	materially increase the benefits accruing to participants under the 2022 Plan.

Any amendment or alteration which impairs the rights of any participant during the Restriction Period is not effective unless written or electronic consent from the participant is obtained.

11. DURATION AND TERMINATION

This 2022 Plan shall terminate, and no further stock shall be awarded hereunder, after July 28, 2032. In addition, the Committee may terminate the 2022 Plan at any time prior thereto. The termination of this 2022 Plan shall not, however, affect any restriction previously imposed or restricted stock awarded pursuant to this 2022 Plan.

12. COMPLIANCE WITH SECTION 16(B)

The 2022 Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Company's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the 2022 Plan. Any provision of the 2022 Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Company.

PetMeds
Your Trusted Pet Health Expert

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and 2022 fiscal year Annual Report on Form 10-K to Stockholders are available at http://viewproxy.com/petmeds/2022

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before July 20, 2022 to facilitate timely delivery.

Important information regarding the Internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS AND VOTE IN PERSON.

To the Stockholders of PETMED EXPRESS, INC.

Notice is hereby given that the 2022 Annual Meeting of Stockholders of PetMed Express, Inc. will be held on July 28, 2022 at 1:00 p.m. Eastern Time at the Company's headquarters, 420 South Congress Avenue, Delray Beach, Florida 33445 for the following purposes:

1. To elect six (6) Directors to the Board of Directors:

   Nominees: (01) Leslie C.G. Campbell, (02) Peter S. Cobb, (03) Gian M. Fulgoni, (04) Mathew N. Hulett, (05) Diana Garvis Purcel, and (06) Jodi Watson
2. An advisory (non-binding) vote to approve named executive officer compensation;
3. To ratify the appointment of RSM US LLP as the independent registered public accounting firm for the Company to serve for the 2023 fiscal year;
4. To approve the PetMed Express, Inc. 2022 Employee Equity Compensation Restricted Stock Plan;

   In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors unanimously recommends a vote "FOR" all nominees listed, and "FOR" items 2, 3 and 4.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Material for this annual meeting and future meetings may be requested by one of the following methods:

INTERNET — To view your proxy materials online, go to http://viewproxy.com/petmeds/2022. Have the 11 digit control number available when you access the website and follow the instructions.

TELEPHONE — **877-777-2857 TOLL FREE**

E-MAIL — requests@viewproxy.com
* If requesting material by e-mail, please send a blank e-mail with the company name and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

You must use the 11 digit control number located in the box below.

SCAN TO
VIEW MATERIALS & VOTE

CONTROL NO.

PetMeds
Your Trusted Pet Health Expert

The following proxy materials are available to you to review at: http://viewproxy.com/petmeds/2022

- 2022 Proxy Statement
- 2022 fiscal year Annual Report on Form 10-K

If you require directions to the 2022 PetMed Express, Inc.
Annual Meeting of Stockholders, please call 1-800-738-6337, ext. 8195

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.
You must reference your control number to vote by internet or request hard copy.

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call **1-877-777-2857**

or

By logging onto http://viewproxy.com/petmeds/2022

or

By email at: requests@viewproxy.com

Please include the company name and your control number in the subject line.

PETMED EXPRESS, INC.

The undersigned hereby appoints Bruce S. Rosenbloom and Wendy Zalai, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote the undersigned's shares of Common Stock of PetMed Express, Inc. (the "Company") at the 2022 Annual Meeting of Stockholders of the Company to be held on Thursday, July 28, 2022 at 1:00 P.M. Eastern Time, at the Company's headquarters, 420 South Congress Avenue, Delray Beach, Florida, 33445 and at any adjournment(s) or postponement(s) thereof upon matters set forth in the Company's proxy statement for the 2022 Annual Meeting of Stockholders and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed hereof by the Stockholder.

If no direction is made, this proxy will be voted "FOR" all nominees listed in Item 1, and "FOR" Items 2 - 4.

Please Vote, Sign and Date Your Proxy Card and Return it Promptly in the Enclosed Envelope.

To include any comments, please mark this box. ☐

To change your address, please mark this box. ☐

FOLD AND DETACH HERE

PetMeds
Your Trusted Pet Health Expert

PETMED EXPRESS, INC. ADMISSION TICKET

2022 ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, JULY 28, 2022 AT 1:00 P.M. ET

THIS TICKET MUST BE PRESENTED TO ENTER THE MEETING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held July 28, 2022
The Notice of Annual Meeting, Proxy Statement and our fiscal year 2022 Annual Report on Form 10-K are available at: http://www.viewproxy.com/petmeds/2022

Votes must be indicated (x) in Black or Blue Ink. ☒

The Board of Directors unanimously recommends a vote "FOR" all nominees listed in Item 1:

1. To elect six (6) Directors to the Board of Directors:

Nominees:	FOR	AGAINST	ABSTAIN
(01) Leslie C.G. Campbell	☐	☐	☐
(02) Peter S. Cobb	☐	☐	☐
(03) Gian M. Fulgoni	☐	☐	☐
(04) Mathew N. Hulett	☐	☐	☐
(05) Diana Garvis Purcel	☐	☐	☐
(06) Jodi Watson	☐	☐	☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

I plan on attending the meeting ☐

Dated:______________________________, 2022

Signature______________________________

Signature______________________________

The signature of this Proxy should correspond exactly with the stockholder's name as printed to the left. In case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as attorney, executor, administrator, trustee, corporate officer, custodian or guardian should give their full title.

CONTROL NUMBER

FOLD AND DETACH HERE

SCAN TO
VIEW MATERIALS & VOTE

CONTROL NUMBER

Small steps make an Impact.
Please refer to the Proxy Statement for more information on consenting to receive electronic delivery in the future.

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/PETS

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.